================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

                       FIRST UNION REAL ESTATE EQUITY AND
                              MORTGAGE INVESTMENTS
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 PAUL F. LEVIN
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:________

     (2) Aggregate number of securities to which transaction applies:___________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_____________

     (4) Proposed maximum aggregate value of transaction:_______________________

     (5) Total fee paid:________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:________________________________________________

     (2) Form, Schedule or Registration Statement No.:__________________________

     (3) Filing Party:__________________________________________________________

     (4) Date Filed:____________________________________________________________

================================================================================

                                 FIRST UNION
               REAL  ESTATE  EQUITY  AND  MORTGAGE  INVESTMENTS

          55 PUBLIC SQUARE - SUITE 1900 - CLEVELAND, OHIO 44113-1937

                                   NOTICE OF
                      1997 ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

     Notice is hereby given that the 1997 Annual Meeting of the Shareholders of First Union Real Estate Equity and Mortgage Investments ("First Union" or the "Trust") will be held in the National City Bank Auditorium, on the fourth floor of the National City Center Annex Building, 1900 East Ninth Street, Cleveland, Ohio, on Tuesday, April 8, 1997, at 10:00 A.M., Eastern Daylight Time, for the following purposes:

     1. To elect three Trustees.

     2. To consider and take action upon a shareholder proposal concerning the tabulation of proxies.

     3. To consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on February 7, 1997, are entitled to notice of and to vote at the meeting. Only such shareholders will be permitted to attend.

                                        By order of the Board of Trustees

                                        PAUL F. LEVIN
                                        Senior Vice President -- General Counsel
                                          and Secretary
March 5, 1997

    PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                  FIRST UNION
                  REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
           55 PUBLIC SQUARE - SUITE 1900 - CLEVELAND, OHIO 44113-1937

                               ------------------

                                PROXY STATEMENT
                               ------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 8, 1997

                              GENERAL INFORMATION

     The accompanying proxy is solicited by the Board of Trustees of First Union for use at the 1997 Annual Meeting to be held on April 8, 1997 and at any adjournment of that meeting. The Shares of Beneficial Interest, par value $1 per share ("Shares"), represented by each valid proxy will be voted at the meeting or any adjournment thereof, and, if a choice is specified in the proxy, the Shares will be voted in accordance with such specification. If no specification is made, such Shares will be voted for the Board of Trustees' nominees for Trustees specified in the proxy card and against the shareholder proposal concerning tabulation of proxies. A shareholder may revoke his proxy, without affecting any vote previously taken, by giving notice to First Union in writing or in open meeting. The approximate date on which this Proxy Statement and the accompanying proxy were sent to shareholders is March 5, 1997.

     First Union will bear the cost of preparing and mailing this statement, the accompanying proxy and any other related materials. First Union has engaged Corporate Investor Communication Inc. ("CIC") to assist in the solicitation of proxies from shareholders, at a fee of $5,000, plus reimbursement of its out-of-pocket expenses. First Union will also pay the standard charges and expenses of brokerage houses, or other nominees or fiduciaries, for forwarding such materials to, and obtaining the proxies from, shareholders and beneficiaries for whose account they hold registered title to Shares of First Union. In addition to use of the mail, proxies may be solicited personally, by telephone or by telegram, by Trustees, officers and regular employees of First Union without receiving additional compensation, as well as by employees of CIC. First Union will pay the expense of such solicitation.

     This proxy statement includes financial information contained in First Union's Annual Report in previous years. The financial information, attached as Appendix A, consists of Financial Highlights, Market Price and Dividend Record, Selected Financial Data, Combined Financial Statements and Notes thereto, Management's Discussion and Analysis of Financial Condition and Results of Operations and Report of Independent Public Accountants. First Union's Annual Report for 1996 contains the Letter to Share Owners from the Chairman and

Chief Executive Officer, a feature section highlighting some of First Union's properties and its investment in a joint venture which acquired a nine mall portfolio and summary financial information. This new format was adopted to make the Annual Report more informative and interesting and to provide a more cost effective method of distributing the financial information with the proxy statement.

     The record date for determination of shareholders entitled to vote at the Annual Meeting is February 7, 1997. On that date, 21,554,732 Shares were outstanding. Each Share has one vote.

                              ELECTION OF TRUSTEES

     Under the Declaration of Trust, as amended (the "Declaration of Trust") of First Union, the Board of Trustees is divided into three classes, with each class as nearly equal in number to the other classes as possible. The term of office of each class expires in successive years. Accordingly, at each Annual Meeting successors to the Trustees whose terms expire at that meeting are elected to three-year terms. In addition, under the Declaration of Trust, the number of Trustees may be fixed or changed from time to time by the shareholders, provided that the number in each class is not set at fewer than one nor more than five. In the event of an increase or decrease in the number of Trustees, the additional or remaining Trustees, as the case may be, are to be allocated to classes so as to make the classes as nearly equal as possible. Any vacancy occurring in a class of Trustees may be filled by a majority vote of the Trustees remaining in office, effective for the remainder of the term for such class.

NOMINEES

     Currently, the Board of Trustees is composed of nine Trustees and is divided into equal classes known as Class I, II and III whose terms expire in 1997, 1998 and 1999, respectively. It is proposed that three Trustees be elected to Class I of the Board of Trustees at the Annual Meeting.

     While the Trustees do not anticipate that any of the nominees will be unable to serve, if any is not available for election, proxies may be voted for a substitute as well as for the other persons named.

                                               PRINCIPAL OCCUPATIONS,                     PERIOD OF    EXPIRATION
                                                 BUSINESS EXPERIENCE                     SERVICE AS        OF
        NAME AND AGE                              AND AFFILIATIONS                         TRUSTEE        TERM
----------------------------   -------------------------------------------------------   -----------   -----------
CLASS I

Kenneth K. Chalmers (67)       Mr. Chalmers is a consultant. During 1995 and 1996, he      1994 to        2000
                               was a consultant with Kennedy & Co., Chicago, Illinois,      Date
                               responsible for the Bank of America account. He was
                               Executive Vice President of Continental Bank, Chicago,
                               Illinois, and its successor, Bank of America, a commer-
                               cial bank, from 1984 to 1994. Previously he was Senior
                               Vice President -- Group Head of the bank from 1977 to
                               1984 and Vice President -- Division Head from 1972 to
                               1977. He is a director of Learning Insights, L.L.C. and
                               Catholic Health Partners; Vice Chairman and a member of
                               the Executive Committee of St. Joseph Health Care
                               Foundation, Chicago, Illinois, and serves on the
                               Advisory Board of the Kellogg Graduate School of
                               Management, Northwestern University.

William E. Conway (69)         Mr. Conway has been Chairman of Fairmount Minerals,         1985 to        2000
                               Ltd., a miner and processor of industrial minerals,          Date
                               since 1978, and was Chairman and Chief Executive
                               Officer from 1978 to 1996. Mr. Conway was a Group Vice
                               President of Midland-Ross Corporation, a diversified
                               capital goods manufacturer, from 1974 to 1978, and was
                               Executive Vice President, Administration of Diamond
                               Shamrock Corporation, a producer of chemicals,
                               petroleum and related products, from 1970 to 1974. Mr.
                               Conway is a director of The Huntington National Bank of
                               Ohio and a trustee of The Cleveland Clinic Foundation
                               and University School, and serves on the Advisory Board
                               of the Weatherhead School of Management of Case Western
                               Reserve University.

Russell R. Gifford (57)        Mr. Gifford was President of CNG Energy Services Cor-       1991 to        2000
                               poration, an unregulated energy marketing company            Date
                               providing gas and electric energy services throughout
                               North America, from 1994 to 1996. He was President and
                               Chief Executive Officer of The East Ohio Gas Company,
                               Cleveland, Ohio, a distributor of natural gas, from
                               1988 to 1994. He was also President of West Ohio Gas
                               Company, Lima, Ohio, and River Gas Company, Marietta,
                               Ohio. CNG, East Ohio, West Ohio and River are
                               subsidiaries of Consolidated Natural Gas Co. of
                               Pittsburgh, Pennsylvania. Mr. Gifford was Senior Vice
                               President of The East Ohio Gas from 1985 to 1988. Mr.
                               Gifford is a director of National City Bank and Applied
                               Industrial Technologies, Inc., a trustee of Baldwin
                               Wallace College, and a member of the National Board of
                               Governors of the American Red Cross. Mr. Gifford also
                               served as Chairman of the Greater Cleveland Growth
                               Association until March 1, 1995.

REMAINING TRUSTEES

     The remaining Trustees, whose present terms of office as Trustees will continue after the meeting and will expire in the year set forth opposite his name and upon the election and qualification of his successor, and certain additional information with respect to each of them, are as follows:

                                               PRINCIPAL OCCUPATIONS,                     PERIOD OF    EXPIRATION
                                                 BUSINESS EXPERIENCE                     SERVICE AS        OF
        NAME AND AGE                              AND AFFILIATIONS                         TRUSTEE        TERM
----------------------------   -------------------------------------------------------   -----------   -----------
CLASS II

E. Bradley Jones (69)          Mr. Jones was Chairman and Chief Executive Officer of       1986 to        1998
                               LTV Steel Company, an integrated steel company, from         Date
                               July 1984 to December 1984. Prior to that, he was
                               Chairman and Chief Executive Officer from 1982 to 1984
                               of Republic Steel Corporation. Mr. Jones is a director
                               of TRW , Inc., a diversified auto parts, spacecraft and
                               laser company; Consolidated Rail Corporation;
                               Cleveland-Cliffs, Inc. a processor of iron ore pellets;
                               Birmingham Steel products; and RPM, Inc., a
                               manufacturer of specialized chemical protective agents;
                               and is a trustee of Fidelity Funds and University
                               School.

James C. Mastandrea (53)       Mr. Mastandrea has been Chairman, President and Chief       1994 to        1998
                               Executive Officer of the Trust since January 1994 and        Date
                               during 1996 also assumed the title of Chief Financial
                               Officer; he was President and Chief Operating Officer
                               from July 1993 through December 1993. Mr. Mastandrea
                               was President and Chief Executive Officer of Triam
                               Corporation, Chicago, Illinois, an investment adviser
                               to various real estate investment funds from 1991 to
                               1993. He was Chairman, President and Chief Executive
                               Officer and founder of Midwest Development Corporation,
                               Buffalo Grove, Illinois, from 1978 to 1991. From 1971
                               to 1978, Mr. Mastandrea served in various capacities in
                               the field of commercial and real estate lending,
                               including Vice President of Continental Bank, Chicago,
                               Illinois, and with Mellon Bank, Pittsburgh,
                               Pennsylvania. He is Chairman of the Downtown
                               Development Corporation (DDC); Vice Chairman, Inner
                               City Committee; Urban Land Institute (ULI) Retail
                               Council; and a board member of the Convention and
                               Visitors Bureau of Greater Cleveland.

                                               PRINCIPAL OCCUPATIONS,                     PERIOD OF    EXPIRATION
                                                 BUSINESS EXPERIENCE                     SERVICE AS        OF
        NAME AND AGE                              AND AFFILIATIONS                         TRUSTEE        TERM
----------------------------   -------------------------------------------------------   -----------   -----------
Herman J. Russell (66)         Mr. Russell is Chairman of H. J. Russell & Company, a        1997          1998
                               general construction, construction management,
                               brokerage, and real estate development and management
                               company. He formed the company in 1959. He is also
                               President and Chief Executive of Russell Properties,
                               Inc., a real estate development company formed by Mr.
                               Russell in 1991, and of Concessions International,
                               Inc., an airport food and beverage concessionaire
                               formed by Mr. Russell in 1978. He is Chairman of the
                               Board of Directors of Citizens Trust Bank, and a
                               director of Georgia Power Company, Wachovia
                               Corporation, National Service Industries, Inc. and
                               Georgia Port Authority. He is also a director of
                               Central Atlanta Progress and Atlanta Chamber of
                               Commerce and a trustee of Morris Brown College and
                               Tuskegee University.

CLASS III

Daniel G. DeVos (38)           Mr. DeVos is Chairman, President and Chief Executive        1994 to        1999
                               Officer of DP Fox Ventures, L.L.C., a private real           Date
                               estate investment, development and management company.
                               He is also Vice President, Corporate Affairs of Amway
                               Corporation, a direct sales consumer product business;
                               Vice Chairman, Governing Board of the Orlando Magic, a
                               professional NBA Basketball franchise; President and
                               Chief Executive Officer of the Grand Rapids Griffins
                               and the Kansas City Blades, professional International
                               Hockey League franchises; and Chairman and Chief
                               Executive Officer of Georgian Enterprises, Ltd.,
                               Barrie, Ontario, Canada, a group of related companies
                               involved in automobile sales, aircraft leasing, charter
                               and sales, real estate development and management; LTS
                               Finished Surfaces, Grand Rapids, Michigan, a wholesale
                               distributor of floor products; and Appliance
                               Distributors, Inc., Detroit, Michigan, a wholesale
                               distributor of high-end appliances. Mr. DeVos is a
                               director of Genmar Industries, Inc., Minneapolis,
                               Minnesota, a boat manufacturer. He is also a trustee of
                               Butterworth Hospital, Grand Rapids, Michigan, and a
                               member of the Boards of the Family Outreach Center,
                               Grand Rapids, Michigan, the Grand Rapids Symphony, and
                               the Mercy Respite Center.

                                               PRINCIPAL OCCUPATIONS,                     PERIOD OF    EXPIRATION
                                                 BUSINESS EXPERIENCE                     SERVICE AS        OF
        NAME AND AGE                              AND AFFILIATIONS                         TRUSTEE        TERM
----------------------------   -------------------------------------------------------   -----------   -----------
Allen H. Ford (68)             Mr. Ford is a consultant and was, from 1981 to 1986,        1983 to        1999
                               Senior Vice President -- Finance and Administration of       Date
                               The Standard Oil Company (BP America), an integrated
                               domestic petroleum company engaged in all phases of the
                               petroleum business. Mr. Ford was Corporate Executive
                               Vice President and Unit President from 1976 to 1980,
                               Vice President, Finance, from 1969 to 1976, and
                               Treasurer during 1969 of Diamond Shamrock Corporation,
                               a producer of chemicals, petroleum and related
                               products. Mr. Ford is a director of Gliatech, Inc. and
                               Parker Hannifin Corporation, and is a trustee and
                               former Chairman of Case Western Reserve University, a
                               trustee of the Musical Arts Association (Cleveland
                               Orchestra), University Hospitals of Cleveland, the
                               Western Reserve Historical Society, and University
                               Circle, Inc. He is also a trustee and former Chairman
                               of the Edison BioTechnology Center.

Spencer H. Heine (54)          Mr. Heine has been Executive Vice President, Secretary      1996 to        1999
                               and General Counsel of Montgomery Ward Holding Corp. a       Date
                               national retail chain, since September 1991, and has
                               been a director of the company since May 1992. Prior
                               thereto, he was Senior Vice President, Secretary and
                               General Counsel of the company from June 1988 through
                               September 1991. Mr. Heine has been Executive Vice
                               President, Secretary and General Counsel of Montgomery
                               Ward & Co., Incorporated, a subsidiary of Montgomery
                               Ward Holding Corp., since April 1994, and has been
                               director of that company since May 1992. He has also
                               been President of Montgomery Ward Properties, a
                               subsidiary of Montgomery Ward & Co., Incorporated since
                               April 1994. Prior thereto, Mr. Heine served as
                               Executive Vice President, Legal and Financial Services
                               of Montgomery Ward & Co., Incorporated, from September
                               1991 through April 1994. Mr. Heine was Chairman and
                               Chief Executive Officer of Signature, a subsidiary of
                               Montgomery Ward & Co., Incorporated, from March 1993
                               through April 1994. Prior thereto, he also served as
                               President of Signature from September 1991.

                            COMPENSATION OF TRUSTEES

     Trustees, other than Mr. Mastandrea, receive an annual retainer fee of $12,000 and are paid an attendance fee of $500 for meetings of the Board and committees, except for certain committee meetings for which an attendance fee of $250 is paid.

                       ORGANIZATION OF BOARD OF TRUSTEES

     The Board of Trustees held seven Board meetings during 1996. Each of the present Trustees attended at least 75% of the aggregate of the meetings of the Board and the committees of the Board on which he served, except Mr. Russell who was not a Trustee in 1996. The Board has standing Executive; Audit; Management, Organization and Compensation; and Nominating Committees.

EXECUTIVE COMMITTEE

     The Executive Committee exercises all of the powers and authority of the Board during intervals between meetings of the Board except the declaration of dividends and the filling of vacancies among the Trustees or the Executive Committee and except as its powers and duties may be limited or proscribed by the Trustees from time to time. Present members are Kenneth K. Chalmers, William
E. Conway, Daniel G. DeVos, Allen H. Ford, Russell R. Gifford, Spencer H. Heine,
E. Bradley Jones, Herman J. Russell and James C. Mastandrea (Chairman). The Executive Committee held two meetings during 1996.

AUDIT COMMITTEE

     The Audit Committee is composed entirely of Trustees who are not employees of First Union. The Committee recommends to the Board the appointment of auditors to examine and report on the combined financial statements, reviews with the independent auditors the arrangements for and results of the audit engagement, reviews the independence of the auditors, considers the range of audit and non-audit fees and reviews the reports of First Union's internal auditor and its system of internal accounting controls. Present members are Kenneth K. Chalmers, Spencer H. Heine and Allen H. Ford, (Chairman) . The Audit Committee held two meetings during 1996.

MANAGEMENT, ORGANIZATION AND COMPENSATION COMMITTEE

     The Management, Organization and Compensation Committee, composed entirely of Trustees who are not employees of First Union, makes recommendations to the Board on matters involving management succession, the compensation of officers with salaries of $75,000 per year or more and the retainer and attendance fees for Trustees, makes recommendations and determinations concerning First Union's Share option plans and the 1994 Long Term Incentive Performance Plan, and reviews compensation arrangements as they relate to key employees. Present members are Daniel G. DeVos, Herman J. Russell and William E. Conway (Chairman), The Management, Organization and Compensation Committee held three meetings in 1996.

NOMINATING COMMITTEE

     The Nominating Committee recommends qualified candidates for election as Trustees and considers the performance of incumbent Trustees to determine whether to recommend them for nomination to stand for re-election. Present members are Russell R. Gifford, E. Bradley Jones and James C. Mastandrea (Chairman). The Committee held one meeting in 1996. The Nominating Committee will consider persons for election as Trustees who are recommended to it in writing by any shareholder. Any shareholder wishing to submit a recommendation to the

Committee should send a signed letter of recommendation to the following address: First Union Real Estate Equity and Mortgage Investments, Suite 1900, 55 Public Square, Cleveland, Ohio, 44113-1937, Attention: Chairman. Recommendation letters should state the reasons for the recommendation and contain the full name and address of each proposed nominee as well as a brief biographical history setting forth past and present directorships, employment and civic activities.

             SECURITY OWNERSHIP OF TRUSTEES AND OFFICERS AND OTHERS

     The table below sets forth, with respect to Trustees and nominees, certain named executive officers, and as to all Trustees and executive officers as a group, information relating to their beneficial ownership of Shares of First Union as of February 7, 1997:

                                                       SHARES
             NAME OF INDIVIDUAL                     BENEFICIALLY         PERCENT
            OR IDENTITY OF GROUP                      OWNED(1)           OF CLASS
---------------------------------------------    -------------------     --------
TRUSTEES
     Kenneth K. Chalmers                                 6,937              .032%
     William E. Conway                                  15,635              .073
     Daniel G. DeVos                                    14,028              .065
     Allen H. Ford                                      25,000              .116
     Russell R. Gifford                                  4,480              .021
     Spencer H. Heine                                    2,500              .012
     E. Bradley Jones                                   13,331              .062
     Herman J. Russell                                     -0-              .000
     James C. Mastandrea (also an Executive            597,589(2)          2.745
       Officer)
EXECUTIVE OFFICERS
     Steven M. Edelman                                  89,545(3)           .414
     Paul F. Levin                                      77,546(4)           .359
     John J. Dee                                        85,555(5)           .396
     Thomas T. Kmiecik                                  52,733(6)           .244
All Trustees and executive officers                    984,879(7)          4.484
       (13 in number) as a group

---------------

(1) Pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, a person is deemed to be a beneficial owner if he has or shares voting power or investment authority in respect of such security or has the right to acquire beneficial ownership within 60 days. The amounts shown in the above table do not purport to represent beneficial ownership except as determined in accordance with this Rule. Each Trustee and executive officer has sole voting and investment power with respect to the amounts shown or shared voting and investment powers with his spouse.

(2) Includes 337,500 Shares of restricted stock over which Mr. Mastandrea has sole voting power but no investment power, 206,250 Shares that Mr. Mastandrea has the vested right to acquire through the exercise of options, and 3,000 Series A Cumulative Convertible Preferred Shares of Beneficial Interest convertible into Shares at a conversion ratio of approximately 3.31 Shares per preferred share.

(3) Includes 30,000 Shares of restricted stock over which Mr. Edelman has sole voting power but no investment power and 52,800 Shares that Mr. Edelman has the vested right to acquire through the exercise of options.

(4) Includes 30,000 Shares of restricted stock over which Mr. Levin has sole voting power but no investment power and 44,950 Shares that Mr. Levin has the vested right to acquire through the exercise of options.

(5) Includes 30,000 Shares of restricted stock over which Mr. Dee has sole voting power but no investment power and 52,840 Shares that Mr. Dee has the vested right to acquire through the exercise of options.

(6) Includes 10,000 Shares of restricted stock over which Mr. Kmiecik has sole voting power but no investment power and 41,473 Shares that Mr. Kmiecik has the vested right to acquire through the exercise of options.

(7) Includes 398,313 Shares which executive officers have the vested right to acquire through the exercise of options and 437,500 Shares of restricted stock.

     The following table sets forth, as of the record date, information concerning each person known by First Union to be the beneficial owner of more than 5% of the Shares of First Union:

                                                 AMOUNT AND NATURE
             NAME AND ADDRESS OF                   OF BENEFICIAL       PERCENT OF
              BENEFICIAL OWNER                       OWNERSHIP           CLASS
---------------------------------------------    -----------------     ----------
Franklin Resources, Inc.                             1,883,390             8.0%
777 Mariners Island Blvd.,
  San Mateo, CA 94404

Charles B. Johnson
777 Mariners Island Blvd.,
  San Mateo, CA 94404

Rupert H. Johnson
777 Mariners Island Blvd.,
  San Mateo, CA 94404

Franklin Mutual Advisors, Inc.
51 John F. Kennedy Parkway,
  Short Hills, NJ 07078

Franklin Mutual Series Fund, Inc.
51 John F. Kennedy Parkway,
  Short Hills, NJ 07078

    The information regarding this holder was received by First Union through the filing of a schedule 13-G with the Securities and Exchange Commission on or about November 22, 1996. These Shares consist of 569,000 Series A Cumulative Convertible Preferred Shares of Beneficial Interest ("Convertible Preferred Shares"), each such share being convertible into approximately 3.31 Shares.

Apollo Real Estate Investment Fund II, LP            1,392,110             6.1%
Apollo Real Estate Advisors II LP
1301 Avenue of the Americas
New York, New York 10019

The information regarding this holder was received by First Union through the filing with the Securities and Exchange Commission of a Schedule 13-D with respect to Convertible Preferred Shares on or about December 2, 1996, and an amendment thereto on or about February 4, 1997, and a Schedule 13-D with respect to Shares on or about January 6, 1997, and an amendment thereto on or about February 4, 1997. These Shares consist of 336,200 Convertible Preferred Shares, each such share being convertible into approximately 3.31 Shares, and 280,700 Shares.

                            ------------------------

     Mr. Heine, a member of the Board of Trustees, is an executive officer of Montgomery Ward Holding Corp. and its subsidiary, Montgomery Ward & Co. Incorporated, which owns or leases space at five of First Union's properties. First Union recorded rental income and operating expense reimbursement of $1,246,400 for these spaces in 1996. The operating agreements or leases existed prior to Mr. Heine's becoming a Trustee and are considered arm's-length.

                             EXECUTIVE COMPENSATION

     The table below sets forth the compensation paid or earned for services to First Union during each of the last three years by the individual who was First Union's Chief Executive Officer during 1996 and each of the remaining for highest compensated executive officers of the Trust at December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM
                                                                                    COMPENSATION AWARDS
                                                   ANNUAL COMPENSATION
                                          --------------------------------------   ----------------------
                                                                       OTHER                   RESTRICTED
       NAME AND PRINCIPAL                                              ANNUAL                    STOCK          ALL OTHER
      POSITION/COMPENSATION      YEAR      SALARY       BONUS       COMPENSATION   OPTIONS     AWARDS(1)     COMPENSATION(2)
-------------------------------------     --------     --------     ------------   -------     ----------    ---------------
James C. Mastandrea              1996     $290,000     $140,441       $  5,467     200,000     $1,603,125        $12,694
  Chairman, President            1995      283,333       99,876          6,536     112,500       871,875          18,760
  and Chief Executive Officer    1994      250,000      110,610          5,151     162,500       717,188          35,630

Steven M. Edelman                1996      120,000       46,321                     40,000       142,500           7,469
  Executive Vice President -     1995      116,667       25,830                     10,000        77,500           6,823
  Chief Financial Officer        1994       87,500       27,652                     10,000        63,750           5,064

Paul F. Levin                    1996      115,000       39,808                     40,000       142,500           6,804
  Senior Vice President -        1995      112,500       24,754                     10,000        77,500           6,573
  General Counsel and Secretary  1994       93,000       27,652                     10,000        63,750           5,006

John J. Dee                      1996      112,000       38,900                     40,000       142,500           6,585
  Senior Vice President -        1995      110,000       24,108                     10,000        77,500           6,257
  Chief Accounting Officer       1994       86,667       24,887                     10,000        63,750           5,014

Thomas T. Kmiecik                1996       93,333       33,250                     30,000       142,500           5,117
  Senior Vice President          1995       83,334       18,296                     10,000            --           4,408
  Treasurer                      1994       67,500       20,739                      9,000            --           2,576

---------------

(1) The Trust's Long Term Incentive Performance Plan was implemented in 1994. Shares are awarded only as targeted financial goals are met or exceeded, and restrictions are removed when the market price of Shares attains $21.00 for twenty consecutive trading days or after eight years. Shares awarded under the plan are entitled to dividends at the same rate and on the same terms as unrestricted Shares of the same class. The aggregate number and value of restricted shares held by the individuals listed above, valued as of December 31, 1996, are as follows: James C. Mastandrea 337,500 shares ($4,218,750); Steven M. Edelman, 30,000 shares ($375,000); Paul F. Levin,
    30,000 shares ($375,000); John J. Dee, 30,000 shares ($375,000); and Thomas
    T. Kmiecik 10,000 shares ($125,000). The amounts for Restricted Stock Awards shown in the table above were based on the Share closing price on the date the restricted shares were awarded. The restricted shares for 1996 were awarded on February 5, 1997.

(2) Amounts shown are composed solely of annual contributions made to a defined contribution pension plan, except the amount for Mr. Mastandrea, which also included term life insurance premiums. The pension plan contribution for each participant is equal to the sum of (i) 3% of the participant's total cash compensation paid for such year up to a maximum of $150,000, for 1994 and 1995 and $160,000 for 1996, and (ii) 3% of the portion of the participant's cash compensation paid for such year which is in excess of that year's Social Security taxable wage base up to a maximum of $150,000 for 1994 and 1995 and $160,000 for 1996. The contributions made by First Union on behalf of the above named individuals are based on salary earned and paid in that year, plus executive incentive compensation paid in that year. The insurance premiums of $4,975 in 1996, $11,596 in 1995 and $35,630 in 1994 for Mr. Mastandrea are net of the amount recoverable by First Union upon his termination or death. The policy provides a death benefit of $2.5 million to Mr. Mastandrea's beneficiary.

                              EMPLOYMENT AGREEMENT

     In July 1994, the Trust entered into an Employment Agreement with Mr. Mastandrea. The Agreement has an initial three-year term and is extended automatically for additional one-year terms unless one of the parties gives notice of an intention not to renew.

     The agreement with Mr. Mastandrea provides that he will have the titles, and perform the duties, of Chairman of the Board of Trustees, Chairman of the Executive Committee of the Board of Trustees, and President and Chief Executive Officer of the Trust. Under the agreement, Mr. Mastandrea receives an annual base salary of not less than $250,000, subject to annual review and adjustment by the Board of Trustees; health and welfare benefits; participation in Trust's 1994 Long Term Incentive Performance Plan; and split dollar life insurance in the benefit amount of $2,500,000.

     The premiums on the split dollar life insurance were set with the expectation that, if Mr. Mastandrea continues to work for the Trust until he attains age 65, the cash surrender value of the policy will be sufficient to fund (1) the return to the Trust of all premiums paid by it and (2) paid-up insurance on the life of Mr. Mastandrea in the amount of $2,500,000.

     The Agreement also provides that, in the event Mr. Mastandrea becomes disabled, the Trust will continue to pay his base salary and bonus and to provide health and welfare benefits for three years, unless he earlier recovers from the disability, dies, or attains age 65.

     The employment of Mr. Mastandrea may be terminated at any time. However, if the Trust terminates the employment of Mr. Mastandrea without cause (as defined in the Agreement), or if he terminates his employment for good reason (as defined), the Trust is required to continue to pay his base salary and bonus and to provide benefits, including pension contributions and vesting of options, for a period of three years, unless he earlier dies or attains age 65. A portion of the Shares of restricted stock previously granted to Mr. Mastandrea would also vest. Notification by the Trust that it does not intend to renew the Agreement beyond the three-year initial term is treated, for this purpose, as a termination by the Trust.

     In the event of a change in control or shift in ownership of the Trust (as defined), the Trust is required to deposit, in an irrevocable escrow account, an amount sufficient to fund all payments that would be due to Mr. Mastandrea upon termination without cause or for good reason. In addition, if termination without cause or for good reason occurs after a change in control or shift in ownership, the base salary, bonus and pension contributions payable to him upon termination becomes due immediately in lump sum.

     In the event a change in the ownership or control occurs within the meaning of Section 280G of the Internal Revenue Code, the aggregate amount payable to Mr. Mastandrea will be limited to the maximum amount that may be deducted for Federal income tax purposes without constituting "excess parachute payments" under Section 280G. In addition, Mr. Mastandrea has agreed to defer the receipt of payments that would otherwise not be deductible due to the $1,000,000 limit under Section 162(m) of the Internal Revenue Code.

                                 OPTION GRANTS
                              IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                                                   INDIVIDUAL GRANTS                         VALUE AT ASSUMED ANNUAL
                                --------------------------------------------------------      RATES OF SHARE PRICE
                                                % OF TOTAL                                        APPRECIATION
                                                 OPTIONS                                           FOR 10 YEAR
                                                 GRANTED        EXERCISE                         OPTION TERM(2)
                                 OPTIONS       TO EMPLOYEES     PRICE PER     EXPIRATION     -----------------------
             NAME               GRANTED(1)       IN 1996          SHARE          DATE           5%           10%
------------------------------- ----------     ------------     ---------     ----------     --------     ----------
James C. Mastandrea............   200,000          40.9%         $ 7.375      03-01-2006     $927,620     $2,350,770
Steven M. Edelman..............    40,000           8.2%           7.375      03-01-2006      185,524        470,154
Paul F. Levin..................    40,000           8.2%           7.375      03-01-2006      185,524        470,154
John J. Dee....................    40,000           8.2%           7.375      03-01-2006      185,524        470,154
Thomas T. Kmiecik..............    30,000           6.1%           7.375      03-01-2006      139,143        352,616

---------------

(1) Options granted under the 1981 Employee Share Option Plan (the "1981 Plan") may be in the form of Incentive Stock Options (qualifying as such under Section 422A of the Internal Revenue Code, as amended) and Nonstatutory Stock Options. Options granted are at prices not less than the fair market value of the Shares at the date of grant and expire not later than ten years after the date granted. Options are exercisable only after the optionee has been continuously employed by the Trust for twelve months from the date of grant and thereafter to the extent of 25% during the second year, 50% during the third year, 75% percent during the fourth year and in full during the fifth through tenth years. In the event of any change in control of the Trust, a defined term in the 1981 Plan, including liquidation or dissolution of the Trust, or a merger or consolidation with respect to which the Trust shall not be the surviving entity, all options become exercisable immediately.

    No options were granted to the executive officers under the 1994 Long Term Incentive Performance Plan during 1996.

(2) The appreciation calculation is a required disclosure. The appreciation examples shown above do not reflect past experience of the Trust's options granted, nor can they be expected to predict future performance.

             AGGREGATED SHARE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                      NUMBER OF UNEXERCISED OPTIONS           VALUE OF UNEXERCISED
                           SHARES                                                             IN-THE-MONEY OPTIONS
                          ACQUIRED                         AT FISCAL YEAR END                  AT FISCAL YEAR END
                             ON          VALUE       -------------------------------     -------------------------------
          NAME            EXERCISE      REALIZED     UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE      EXERCISABLE
------------------------- ---------     --------     --------------     ------------     --------------     ------------
James C. Mastandrea......       0        $    0          293,750           206,250         $1,495,313        $1,059,375
Steven M. Edelman........       0             0           40,000            42,800            205,833           154,778
Paul F. Levin............   1,000         5,375           40,000            44,950            205,833           135,218
John J. Dee..............   1,000         5,375           40,000            52,840            205,833           148,653
Thomas T. Kmiecik........       0             0           32,167            41,473            165,356           122,260

              MANAGEMENT, ORGANIZATION AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Board of Trustees is responsible for fixing the compensation of executive officers. However, the Board acts on the basis of recommendations of its Management, Organization and Compensation Committee (the "Committee"). The Committee makes recommendations to the

Board with respect to (i) the compensation of all officers with annual salaries of $75,000 or more, (ii) grants of options under the Trust's 1981 Employee Share Option Plan and (iii) awards to employees under the 1994 Long Term Incentive Performance Plan. The Committee consists of three independent, non-management Trustees, Messrs. William E. Conway (Chairman), Daniel G. DeVos and Russell R. Gifford.

GENERAL APPROACH TO EXECUTIVE COMPENSATION

     Compensation for executive officers consists of four principal elements: base salaries, annual cash/stock bonus awards, stock options, and restricted stock.

     The Committee seeks to structure executive compensation to attract and retain highly qualified, experienced management personnel and to use the four principal components of the Company's executive compensation program to align the interests of management and shareholders and to use the non-salary compensation components to reward performance beyond regular, competent, job performance as measured by individual performance goals and corporate performance targets.

     In establishing each component of executive compensation, the Committee compared the level of compensation of its executive officers with compensation paid by organizations of similar size in comparable industries. In making these comparisons, the Committee utilized data gathered and compiled by its independent compensation consultant in 1994. The Committee did not have and, therefore, did not separately consider data relating to corporate performance of the companies included in its compensation consultant's comparisons. However, certain companies included in such compensation comparisons are also included in the NAREIT All REITs Index. The Performance Graph in this proxy statement compares corporate performance (based upon five year cumulative total shareholder return) of the Trust versus that of companies included in the NAREIT All REITs Index and in the NYSE Composite Index.

     Base Salaries. In its recommendations regarding base salaries, the Committee examined base compensation of executive officers at other real estate investment trusts located in the Midwest that have market capitalizations between approximately $60 million and $360 million (the "comparable REITs"). The base salaries of the Trust's chief executive officer and other named executive officers have historically been below the average base salary of such officers at comparable REITs. Base salary amounts were determined without reference to corporate performance. None of the executive officers received an increase in base salary in 1996. However Messrs. Levin, Dee and Kmiecik received a one-time salary supplement of $5,000 each and Mr. Edelman received a one-time salary supplement of $10,000.

     Annual Cash/Stock Bonus Awards. The primary goals of the annual cash/stock bonus awards are to provide a direct link between compensation and annual performance, to provide a strong incentive to attain Trust and operating unit goals, to recognize and reward employees for performance beyond regular, competent job performance, and to build and reinforce the concept of a team by focusing on the key measure of the Trust's performance -- funds from operations for the current year. Awards are designed to be comparable in amount to the average of awards paid by organizations of similar size in comparable industries when target performance is met; awards will be above this average when the target is exceeded, or below this average when the target is not achieved. Awards are paid partially in stock in order to encourage Share ownership.

     The Trust's annual cash/stock bonus awards are intended to be the method for compensating executive officers for achieving performance goals for a particular fiscal year. Performance goals are expressed in terms of threshold, target and maximum performance goals. Threshold goals are the minimum necessary performance levels required for an executive officer to earn an annual bonus award. In 1996, threshold performance goals were based upon an executive officer achieving 80% of such executive officer's target goal. Target goals were based upon meeting the goal, while maximum performance goals were based upon an executive officer achieving 120% of such executive officer's target goal. If a threshold, target or maximum performance goal was achieved, the executive officer received 50%, 100% or 150%, respectively, of such executive officer's bonus potential. If the threshold 80% was not met, no bonus was paid. Bonuses for achievement of performance goals at a level between an executive officer's threshold and target goals or target and maximum goals were calculated based upon straight line interpolation. Annual cash/stock bonus awards are paid 20% in Shares of the Trust and 80% in cash. For 1996, the chief executive officer and all named executive officers had a single performance goal based upon achieving the Trust's funds from operations target. In 1996, the Trust achieved funds from operations that exceeded the target performance goal.

     Stock Options. The primary goal of the stock options is to link shareholder and employee interest by providing a way for both to gain from appreciation in the market price of Shares over time. Stock options are granted to executive officers as well as others in the organization on the theory that the best performance for shareholders will be attained when a broad group of employees has a mutual interest with the shareholders.

     Restricted Stock. The restricted stock awards are designed to encourage senior executives to think and act like shareholders and, as a result, to promote the long term growth and performance of the Trust and increase the market price of the Shares. The awards are intended to act as long term performance incentives by creating a strong positive correlation between stock price appreciation and dividend growth, on the one hand, and compensation levels on the other. The level of the awards are recognized to be above average for organizations of similar size in comparable industries, but the goal required to earn the restricted stock in less than eight years is challenging (the market price of the Shares has to attain $21 per Share for 20 consecutive trading days). Restricted stock is granted only to the most senior officers -- those who have the greatest impact on the performance of the Trust.

     In determining the amount of all incentive compensation arrangements (i.e., target bonus compensation, stock option grants and restricted stock awards) for executive officers of the Trust, the Committee considered data presented by its compensation consultant in 1994 with respect to incentive compensation paid at approximately 125 other financial services companies, including REITs and banking and insurance institutions, with average sales of $356 million and average assets of approximately $200 million ("comparable companies"). Target bonus compensation was fixed by the Committee so that executive officers achieving their target performance goals would receive bonus compensation in the median range for corresponding positions at comparable companies. Likewise, option grants were fixed by the Committee so that executive officers (other than the chief executive officer) would receive incentive stock options in the median range for corresponding positions at comparable companies. In contrast, however, the amount of restricted stock awards granted to executive officers (including the chief executive officer) were fixed by the Committee with reference to data from comparable companies but so that executive officers achieving their long term incentive goals would receive restricted stock compensation higher than the average awards granted to executive officers in corresponding positions at comparable companies. The number of stock options and shares of restricted stock granted to Mr. Mastandrea was determined in connection with the negotiation of Mr. Mastandrea's employment agreement as chief executive officer of the Company with the Committee in consultation with its compensation consultant.

     The size of the Trust's stock option grants and restricted stock awards to executive officers was based upon corporate performance during the immediately preceding year, and such compensation was structured in a manner the Committee believes will maximize future performance by executive officers by linking the vesting of restricted stock and such officers' eligibility to receive future option and restricted stock awards until certain funds from operations targets are achieved. Although the Committee utilized incentive compensation data from comparable companies, the Committee did not utilize incentive compensation data from comparable REITs in fixing the executive officers' incentive compensation because a high standard deviation made such data inherently unreliable for comparison purposes.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     During 1996, Mr. Mastandrea served as Chairman of the Board of Trustees, Chairman of the Executive Committee of the Board of Trustees, and President, Chief Executive Officer and Chief Financial Officer of the Trust. For the year end December 31, 1996, he received a base salary of $290,000, an annual bonus of $140,441, options to purchase 200,000 Shares and restricted stock of 112,500 Shares. See the tables entitled "Summary Compensation Table" and "Option Grants in Last Fiscal Year."

     The Committee believes that Mr. Mastandrea's compensation is consistent with its general approach to executive compensation, which is described above, as well as Mr. Mastandrea's position and responsibilities with the Trust and his individual performance during 1996. Mr. Mastandrea's compensation is also consistent with commitments made to him when he was hired by the Trust in July 1993, which are reflected in an employment agreement discussed above under the heading "Employment and Consulting Agreements."

COMPENSATION OF OTHER NAMED EXECUTIVE OFFICERS

     As is the case with Mr. Mastandrea, the Committee believes that the compensation provided to other executive officers named in the "Summary Compensation Table" is consistent with the Committee's general approach to executive compensation, which is described above, as well as the position and responsibilities with the Trust and individual performance of each of these executive officers during 1996.

  WILLIAM E. CONWAY (CHAIRMAN)    DANIEL G. DEVOS     RUSSELL R. GIFFORD
                                                        (DURING 1996)

                            MEMBERS OF THE COMMITTEE

                               PERFORMANCE GRAPH

     The performance graph assumes $100 invested on December 31, 1991 in First Union Shares, All REITs and the NYSE Composite, with dividends reinvested when paid and share prices as of the last day of each calendar year. The total return for All REITs was compiled by the National Association of Real Estate Investment Trusts (NAREIT).

            FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)             FIRST UNION          ALL REITS        NYSE COMPOSITE
1991                                      $ 100               $ 100               $ 100
1992                                        142                 112                 105
1993                                        160                 133                 113
1994                                        117                 134                 109
1995                                        130                 159                 144
1996                                        244                 215                 171

PROPOSAL 2

                              SHAREHOLDER PROPOSAL

Statement in Support and Proposal

     I, Allen Wolff, 1553 So. Carpenter Road, Brunswick, Ohio 44212-3826, feel that there are a number of indiscretions allowing for increased executive remuneration often in spite of decreased earnings, declining market confidence and shareholder rewards and for reaffirmations of reigning directors and management-sponsored (and often self serving) resolutions because of a triple standard in counting proxies. The space allowed me here will not adequately permit me to address these issues.

     Did you ever wonder how managements put up such high numbers in shares represented, shares voted for THEIR proposals and AGAINST shareholder proposals? Shareholder-proposals garnering 10-45% of the vote SHOULD get some attention from the incumbent management but so often they rest on the fact that it failed. In addition to counting votes on shares they may NEVER own (SARs and stock options), they count differently (1) proxies signed but not marked are counted in favor of management's position (2) proxies held in street names may be voted in favor of management's slate perhaps without receipt by the real owner and without any input from him and (3) unvoted proxies held in employee 401K plans may be COUNTED as voted in the same proportion as those actually voted. In these days of mergers and downsizing, sometimes employees are AFRAID to vote against management, sometimes feeling intimidated by communications from management.

     Management provides only one slate of director-candidates. It is "take it or leave it" and opposition can come only from well-financed renegades-sometimes with less than the best interest of the company in mind. If anything anti-management comes up at the annual meeting, they already have your proxy to vote on ANYTHING ELSE if the CEO allows a vote.

     Most managements will say that they use the parameters of the SEC in revealing or not revealing management perks and they may use the date of the last merger or name change in revealing just how long an individual has been tenured. Managements say that they boldly tell how unmarked proxies will be voted and feel that their shareholders appreciate not being required to make a few Xs after intelligently wading through 20 or more pages of the proxy statement. Get real ! Just because the SEC may allow something does not make it right. Many things are legal, but immoral.

     Management doesn't tell you how to get your proxy from a street name holder, nor how to appoint another proxy to represent you, nor how to vote for someone else for director (BUT I WILL).

     MY PROPOSAL IS TO ELIMINATE ALL DISCRETIONARY VOTING WHEN THE INDIVIDUAL (NOT THE TECHNICAL) SHAREHOLDER HAS NOT ACTUALLY VOTED BY MARKING THE CARD. For those employee-shareholders who are afraid to vote unconfidentially, but don't agree with management, at least ABSTAIN. That means your vote will not be counted FOR nor AGAINST. For the independent, but astute shareholder, I ask you to vote FOR. If you don't understand, ABSTAIN. If you leave it blank, it will be counted AGAINST.

BOARD OF TRUSTEES' RECOMMENDATION AND STATEMENT

     The Board of Trustees recommends that the beneficiaries vote AGAINST this proposal for the following reasons:

     This is substantially the same proposal as one presented by Mr. Wolff last year and the year before, and rejected by the shareholders each time.

     This proposal seeks to eliminate the right and ability of First Union's beneficiaries to have their Shares voted by simply signing and returning a proxy card. This right is explicitly provided for in Rule 14a-4(b) (1) (the "Rule") under the Securities Exchange Act, which provides: "A proxy may confer discretionary authority with respect to matters as to which a choice is not specified by the Security holder provided that the form of proxy states in boldface type how it is intended to vote the shares represented by the proxy in each such case." Thus, the practice is specifically approved by the Rule. As a convenience, First Union provides its beneficiaries with the opportunity to return a signed and dated but unmarked proxy card, thereby authorizing the designated proxies to vote in accordance with the recommendations of the Board. In such a case, the beneficiaries actually vote their Shares in accordance with the recommendations of the Board, but are permitted to do so by simply signing the card, and are not required to specifically mark each item listed on the proxy card. As required by the Rule, beneficiaries are advised, in bold letters on each proxy card, as to the effect of returning such a signed and unmarked proxy card. We credit all beneficiaries with the ability to read and understand this procedure. Thus, sending back a signed but unmarked proxy card is as much an affirmative act of voting for the Company's recommendation as is actually marking the issues with an "x". In addition, all beneficiaries continue to have the opportunity, if they so desire, to submit a proxy card with separate instructions for each item by marking the appropriate FOR, AGAINST, or ABSTAIN box for each issue as applicable.

     Moreover, the proponent again interjects in his proposal extraneous material and unsupported assertions regarding issues unrelated to voting. He makes statements regarding "voting" of SARs and stock options which are simply false, and about voting street name Shares and 401k plan Shares which are equally untrue and unsupported. In fact, there are no First Union Shares held in employee 401k plan accounts.

     The proposal will not serve to provide shareholders with any new rights or powers. To the contrary, it will simply deprive First Union's shareholders of a convenient method of participating in annual or special meetings.

     VOTE REQUIRED. Approval of this proposal will require the affirmative vote of the holders of a majority of the Shares present in person or by proxy and voting at the meeting.

                             SELECTION OF AUDITORS

     Arthur Andersen LLP has been selected as auditors of First Union for the ensuing year. Arthur Andersen LLP has been First Union's auditors since the founding of the Trust in 1961. Representatives of Arthur Andersen LLP are expected to be present at the 1997 Annual Meeting with the opportunity to make a statement if they so desire and to respond to shareholder questions.

                                     VOTING

     The affirmative vote of the holders of a majority of the Shares present in person or by proxy and voting at the meeting is required for approval of the matters described in this Proxy Statement. If the requisite approval is not obtained with respect to a particular matter, the proposal referred to in such matter will not be implemented.

     As far as the Trustees are aware, no matters other than those outlined in this Proxy Statement will be presented to the meeting for action on the part of the shareholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the Shares to which the proxy relates in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposals intended to be presented at the 1998 Annual Meeting of Shareholders must be received by First Union for inclusion in First Union's proxy statement and form of proxy relating to that meeting on or before November 8, 1997. Any such proposals should be sent to the following address:
First Union Real Estate Equity and Mortgage Investments, Suite 1900, 55 Public Square, Cleveland, Ohio, 44113-1937, Attention: Paul F. Levin, Secretary.

                                            FIRST UNION REAL ESTATE EQUITY
                                              AND MORTGAGE INVESTMENTS

                                            PAUL F. LEVIN
                                             Senior Vice President -- General
                                                Counsel and Secretary
March 5, 1997

            FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

                    INDEX TO APPENDIX TO THE PROXY STATEMENT

                               DECEMBER 31, 1996

                                                                                       PAGE
                                                                                       ----
Financial Highlights and Market Price and Dividend Record............................   A-1
Selected Financial Data..............................................................   A-2
Financial Statements --
  Combined Balance Sheets............................................................   A-4
  Combined Statements of Income......................................................   A-5
  Combined Statements of Changes in Cash.............................................   A-6
  Combined Statements of Shareholders' Equity........................................   A-7
  Notes to Combined Financial Statements.............................................   A-8
Report of Independent Public Accountants.............................................  A-19
Management's Discussion and Analysis of Financial Condition and
  Results of Operations..............................................................  A-20

            FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

                              FINANCIAL HIGHLIGHTS

  YEARS ENDED DECEMBER 31, (IN THOUSANDS, EXCEPT PER SHARE DATA AND FOOTNOTES)

                                                                          1996         1995
                                                                         -------      -------
Revenues                                                                 $81,867      $79,205
Income before capital gain or loss, extraordinary loss and
  cumulative effect of accounting change                                   4,422        3,256
Net income before preferred dividend(1)                                    4,136       13,891
Net income applicable to shares of beneficial interest(1)                  3,291       13,891
Funds from operations before preferred dividend(2)                        17,935       15,157
Funds from operations after preferred dividend(2)                         17,090       15,157
Dividends declared                                                         7,684        7,542

Per share
Income applicable to shares of beneficial interest before
  capital gain or loss, extraordinary loss and cumulative
  effect of accounting change                                            $   .21      $   .18
Net income applicable to shares of beneficial interest(1)                    .19          .77
Dividends declared                                                           .44          .41

                        MARKET PRICE AND DIVIDEND RECORD

                                                                            DIVIDENDS
                                                       HIGH       LOW       DECLARED
                                                       -----      ----      ---------
          1996 QUARTERS ENDED
          -------------------
          December 31                                  $12 1/2    $6 3/8      $ .11
          September 30                                   7         6 3/8        .11
          June 30                                        7 3/8     6 3/8        .11
          March 31                                       8 1/8     6 7/8        .11
                                                                              -----
                                                                              $ .44
                                                                              -----
          1995 QUARTERS ENDED
          -------------------
          December 31                                  $ 7 5/8    $6 7/8      $ .11
          September 30                                   7 7/8     7 1/8        .10
          June 30                                          8       7            .10
          March 31                                     8 5/8       6 1/2        .10
                                                                              -----
                                                                              $ .41
                                                                              -----

---------------

The Trust's shares are traded on the New York Stock Exchange (Ticker Symbol:
FUR). As of December 31, 1996, there were 4,582 recordholders of the Trust's shares of beneficial interest. The Trust estimates the number of beneficial owners at approximately 15,000.

(1) In 1996, the Trust expensed $286,000 of unamortized costs relating to a prior bank credit agreement. In 1995, the Trust recognized a capital gain of $29.9 million, a $14 million noncash unrealized loss on the carrying value of certain assets identified for disposition, $910,000 of unamortized costs and prepayment premiums related to the early repayment of mortgage debt and a $4.3 million noncash charge for the cumulative effect of a change in accounting method.

(2) The amount of funds from operations (FFO) is calculated as income before capital gain or loss, extraordinary loss and cumulative effect of accounting change, both before and after the preferred dividend, plus noncash charges for depreciation and amortization for both First Union and the joint venture. A new definition of FFO, adopted by the National Association of Real Estate Investment Trusts, excludes depreciation and amortization of debt issue costs and other corporate assets. First Union adds back all expenses included in depreciation and amortization. FFO does not replace net income (determined in accordance with generally accepted accounting principles) as a measure of performance or net cash flows as a measure of liquidity. FFO should be considered a supplemental measure of operating performance used by real estate investment trusts.

            FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

                            SELECTED FINANCIAL DATA

   FOR THE YEARS ENDED DECEMBER 31, (IN THOUSANDS, EXCEPT PER SHARE DATA AND
                                   FOOTNOTES)

                                                 1992          1993          1994          1995          1996
                                               --------      --------      --------      --------      --------
OPERATING RESULTS
  Revenues                                     $ 74,567      $ 74,339      $ 76,339      $ 79,205      $ 81,867
  Income before capital gain or loss,
    extraordinary loss and cumulative effect
    of accounting change(1)                      12,657        10,276         6,485         3,256         4,422
  Unrealized loss on carrying value of
    assets identified for disposition                                                     (14,000)
  Capital gains                                   5,775         4,948                      29,870
  Income before extraordinary loss and
    cumulative effect of accounting change       18,432        15,224         6,485        19,126         4,422
  Extraordinary loss from early
    extinguishment of debt(2)                                  (1,240)                       (910)         (286)
  Cumulative effect of change in accounting
    method(3)                                                                              (4,325)
  Net income before preferred dividend           18,432        13,984         6,485        13,891         4,136
  Net income applicable to shares of
    beneficial interest                          18,432        13,984         6,485        13,891         3,291
  Dividends declared for shares of
    beneficial interest                          13,022        13,031         7,273         7,542         7,684
---------------------------------------------------------------------------------------------------------------
Per share of beneficial interest:
  Income before capital gain or loss,
    extraordinary loss and cumulative effect
    of accounting change(1)                    $    .70      $    .57      $    .36      $    .18      $    .21
  Income before extraordinary loss and
    cumulative effect of accounting change         1.02           .84           .36          1.06           .21
  Extraordinary loss from early
    extinguishment of debt(2)                                    (.07)                       (.05)         (.02)
  Cumulative effect of change in accounting
    method(3)                                                                                (.24)
  Net income applicable to shares of
    beneficial interest                            1.02           .77           .36           .77           .19
  Dividends declared per share of beneficial
    interest                                        .72           .72           .40           .41           .44
---------------------------------------------------------------------------------------------------------------
FINANCIAL POSITION AT YEAR END
  Total assets                                 $353,455      $393,621      $376,189      $400,999      $440,530
  Long-term obligations(4)                      109,733       257,355       238,296       258,454       254,868
  Total equity                                  102,672       103,766       102,940       102,355       152,553
OTHER DATA
  Net cash provided by or (used for)
    Operations                                 $ 21,591      $ 19,649      $ 19,053      $ 12,989      $ 11,085
    Investing                                     1,662        (6,911)      (26,507)      (28,345)      (47,002)
    Financing                                   (35,621)       24,793       (28,094)       15,783        35,466
  Funds from operations before preferred
    dividend(5)                                  21,836        20,039        17,040        15,157        17,935
  Funds from operations after preferred
    dividend(5)                                  21,836        20,039        17,040        15,157        17,090

(See footnotes on the following page.)

---------------

This selected financial data should be read in conjunction with the Combined Financial Statements and notes thereto.

(1) Included in income before capital gain or loss, extraordinary loss and cumulative effect of accounting change in 1995 was $1.6 million of litigation and proxy expenses related to a minority shareholder lawsuit and proxy contest.

(2) In 1996, the Trust renegotiated its bank credit agreements, resulting in a $286,000 charge related to the write-off of unamortized costs. In November 1995, the Trust repaid approximately $36 million of mortgage debt resulting in a $910,000 charge for the write-off of unamortized costs and prepayment premiums. In November 1993, the Trust repaid prior to their maturity dates $45 million of senior notes and $37.6 million of convertible debentures resulting in a $1.2 million charge for the write-off of unamortized issue costs and payment of a redemption premium.

(3) In December 1995, the Trust changed its accounting method to directly expense internal leasing costs and recorded a $4.3 million noncash charge for the cumulative effect of the accounting change as of the beginning of 1995. Funds from operations for previous years have been restated for the change in accounting method on a basis comparable to 1995.

(4) Included in long-term obligations are senior notes, mortgage loans and bank loans along with any current portion. Before 1993, bank loans were not included.

(5) The amount of funds from operations (FFO) is calculated as income before capital gain or loss, extraordinary loss and cumulative effect of accounting change, both before and after preferred dividend, plus noncash charges for depreciation and amortization of First Union and the joint venture. A new definition of FFO, adopted by the National Association of Real Estate Investment Trusts, excludes depreciation and amortization of debt issue costs and other corporate assets. First Union adds back all expenses included in depreciation and amortization. FFO does not replace net income (determined in accordance with generally accepted accounting principles) as a measure of performance or net cash flows as a measure of liquidity. FFO should be considered a supplemental measure of operating performance used by real estate investment trusts.

            FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

                            COMBINED BALANCE SHEETS

                       AS OF DECEMBER 31, (IN THOUSANDS)

                                                                        1996          1995
                                                                      --------      --------
ASSETS
INVESTMENTS IN REAL ESTATE
  Land                                                                $ 52,891      $ 54,403
  Buildings and improvements                                           406,672       395,157
                                                                      --------      --------
                                                                       459,563       449,560
  Less -- Accumulated depreciation                                    (112,614)     (107,701)
                                                                      --------      --------
          Total investments in real estate                             346,949       341,859
INVESTMENT IN JOINT VENTURE                                             30,776
MORTGAGE LOANS RECEIVABLE,
  including current portion of $194,000                                 42,266        42,042
OTHER ASSETS
  Cash and cash equivalents                                              2,951         3,402
  Accounts receivable and prepayments                                    8,440         4,536
  Deferred charges and other, net                                        5,225         4,873
  Unamortized debt issue costs                                           3,923         4,287
                                                                      --------      --------
                                                                      $440,530      $400,999
                                                                      ========      ========
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
  Mortgage loans, including current portion of $3,863,000             $129,068      $ 83,854
  Senior notes                                                         100,000       105,000
  Bank loans                                                            25,800        69,600
  Accounts payable and accrued liabilities                              14,549        21,779
  Deferred obligations                                                  10,825        10,670
  Deferred capital gains and other deferred income                       7,735         7,741
                                                                      --------      --------
          Total liabilities                                            287,977       298,644
                                                                      --------      --------
SHAREHOLDERS' EQUITY
  Preferred shares of beneficial interest, $25 liquidation
     preference, 2,300,000 shares authorized and outstanding            54,109
  Shares of beneficial interest, $1 par, unlimited authorization,
     outstanding                                                        17,622        17,485
  Additional paid-in capital                                            53,443        53,098
  Undistributed income from operations                                  12,430        16,823
  Undistributed capital gains                                           14,949        14,949
                                                                      --------      --------
          Total shareholders' equity                                   152,553       102,355
                                                                      --------      --------
                                                                      $440,530      $400,999
                                                                      ========      ========

        The accompanying notes are an integral part of these statements.

            FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

                         COMBINED STATEMENTS OF INCOME

     FOR THE YEARS ENDED DECEMBER 31, (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      1996          1995         1994
                                                                     -------      --------      -------
REVENUES
  Rents                                                              $75,555      $ 74,176      $71,079
  Interest--Mortgage loans                                             4,732         4,447        3,928
          --Short-term investments                                        80           409        1,211
  Equity in income from joint venture                                    528
  Management fees                                                        617
  Other income                                                           355           173          121
                                                                     -------      --------      -------
                                                                      81,867        79,205       76,339
                                                                     -------      --------      -------
EXPENSES
  Property operating                                                  25,786        25,982       25,318
  Real estate taxes                                                    8,297         8,555        7,930
  Depreciation and amortization                                       13,149        11,901       10,555
  Interest--Mortgage loans                                             8,877         7,670        7,335
          --Senior notes                                               9,090         9,305        9,305
          --Bank loans and other                                       5,459         5,422        4,640
  General and administrative                                           6,787         7,114        4,771
                                                                     -------      --------      -------
                                                                      77,445        75,949       69,854
                                                                     -------      --------      -------
INCOME BEFORE CAPITAL GAIN OR LOSS, EXTRAORDINARY LOSS AND
  CUMULATIVE EFFECT OF ACCOUNTING CHANGE                               4,422         3,256        6,485
  Unrealized loss on carrying value of assets identified for
    disposition                                                                    (14,000)
  Capital gains                                                                     29,870
                                                                     -------      --------      -------
INCOME BEFORE EXTRAORDINARY LOSS AND CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE                                                    4,422        19,126        6,485
  Extraordinary loss from early extinguishment of debt                  (286)         (910)
  Cumulative effect of change in accounting for internal lease
    costs                                                                           (4,325)
                                                                     -------      --------      -------
NET INCOME BEFORE PREFERRED DIVIDEND                                   4,136        13,891        6,485
  Preferred dividend                                                    (845)
                                                                     -------      --------      -------
NET INCOME APPLICABLE TO SHARES OF BENEFICIAL INTEREST               $ 3,291      $ 13,891      $ 6,485
                                                                     =======      ========      =======

PER SHARE DATA
  Income applicable to shares of beneficial interest before
    capital gain or loss, extraordinary loss and cumulative effect
    of accounting change                                             $   .21      $    .18      $   .36
                                                                     -------      --------      -------
  Income before extraordinary loss and cumulative effect of
    accounting change                                                    .21          1.06          .36
  Extraordinary loss from early extinguishment of debt                  (.02)         (.05)
  Cumulative effect of change in accounting for internal lease
    costs                                                                             (.24)
                                                                     -------      --------      -------
NET INCOME APPLICABLE TO SHARES OF BENEFICIAL INTEREST               $   .19      $    .77      $   .36
                                                                     =======      ========      =======

ADJUSTED SHARES OF BENEFICIAL INTEREST                                17,264        18,116       18,120

        The accompanying notes are an integral part of these statements.

            FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

                     COMBINED STATEMENTS OF CHANGES IN CASH

                FOR THE YEARS ENDED DECEMBER 31, (IN THOUSANDS)

                                                                     1996          1995          1994
                                                                   --------      --------      --------
CASH PROVIDED BY (USED FOR) OPERATIONS
  Net income before preferred dividend                             $  4,136      $ 13,891      $  6,485
  Adjustments to reconcile net income before preferred
    dividend to net cash provided by operations --
    Depreciation and amortization                                    13,149        11,901        10,555
    Extraordinary loss from early extinguishment of debt                286           910
    Cumulative effect of change in accounting for internal lease
      costs                                                                         4,325
    Capital gains                                                                 (29,870)
    Unrealized loss on carrying value of assets identified for
      disposition                                                                  14,000
    Increase in deferred charges and other, net                        (963)       (1,711)       (1,608)
    Increase in deferred interest on mortgage investments              (400)         (441)         (357)
    Increase in deferred obligations                                    155           148           128
    Net changes in other assets and liabilities                      (5,278)         (164)        3,850
                                                                   --------      --------      --------
         Net cash provided by operations                             11,085        12,989        19,053
                                                                   --------      --------      --------
CASH PROVIDED BY (USED FOR) INVESTING
  Principal received from mortgage investments                          176           160           146
  Investments in properties                                          (5,491)      (35,424)      (19,050)
  Investment in joint venture                                       (30,248)
  Investments in capital and tenant improvements                    (20,264)      (24,881)       (7,603)
  Proceeds from sales of properties                                   8,825        31,800
                                                                   --------      --------      --------
         Net cash used for investing                                (47,002)      (28,345)      (26,507)
                                                                   --------      --------      --------
CASH PROVIDED BY (USED FOR) FINANCING
  (Decrease) increase in bank loans                                 (43,800)       27,100       (17,500)
  Issuance of preferred shares of beneficial interest, net of
    costs                                                            54,109
  Increase in mortgage loans                                         48,500        49,500         4,600
  Repayment of mortgage loans--Normal payments                       (3,286)       (3,651)       (3,934)
                             --Balloon payments                                   (48,967)       (2,225)
  Repayment of medium term notes                                     (5,000)
  Proceeds from sale of interest rate cap                             1,025
  Purchase of First Union shares                                     (7,125)                        (57)
  Sale of First Union shares                                            252            75
  Debt issue costs paid                                              (1,414)         (656)         (226)
  Dividends paid to shares of beneficial interest                    (7,789)       (7,341)       (8,707)
  Other                                                                  (6)         (277)          (45)
                                                                   --------      --------      --------
         Net cash provided by (used for) financing                   35,466        15,783       (28,094)
                                                                   --------      --------      --------
(Decrease) increase in cash and cash equivalents                       (451)          427       (35,548)
Cash and cash equivalents at beginning of year                        3,402         2,975        38,523
                                                                   --------      --------      --------
Cash and cash equivalents at end of year                           $  2,951      $  3,402      $  2,975
                                                                   ========      ========      ========

        The accompanying notes are an integral part of these statements.

            FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY

                        (IN THOUSANDS, EXCEPT FOOTNOTES)

                                            PREFERRED
                                            SHARES OF      SHARES OF      ADDITIONAL     UNDISTRIBUTED     UNDISTRIBUTED
                                            BENEFICIAL     BENEFICIAL      PAID-IN        INCOME FROM         CAPITAL
                                             INTEREST       INTEREST      CAPITAL(1)     OPERATIONS(2)         GAINS
                                            ----------     ----------     ----------     -------------     -------------
BALANCE DECEMBER 31, 1993                                   $ 18,109       $ 59,446         $20,732           $ 5,479
  Net income                                                                                  6,485
  Dividends paid or accrued ($.40/share)                                                     (7,273)
  Restricted shares issued                                       162            873
  Deferred compensation related to
    restricted shares, net of amortization                                     (971)
  Shares purchased                                                (8)           (49)
  Other                                                                         (45)
                                                             -------        -------         -------           -------
BALANCE DECEMBER 31, 1994                                     18,263         59,254          19,944             5,479
                                                             -------        -------         -------           -------
  Net income                                                                                 (1,979)           15,870
  Dividends paid or accrued ($.41/share)                                                     (1,142)           (6,400)
  Shares purchased                                              (950)        (6,175)
  Shares sold under long-term incentive
    ownership plan                                                10             65
  Restricted shares issued                                       162          1,097
  Deferred compensation related to
    restricted shares, net of amortization                                   (1,012)
  Other                                                                        (131)
                                                             -------        -------         -------           -------
BALANCE DECEMBER 31, 1995                                     17,485         53,098          16,823            14,949
                                                             -------        -------         -------           -------
  Net income before preferred dividend                                                        4,136
  Dividends paid or accrued on shares of
    beneficial interest ($.44/share)                                                         (7,684)
  Dividends accrued on preferred shares
    ($.3674/share)                                                                             (845)
  Sale of 2,300,000 preferred shares of
    beneficial interest, $25 per share, net  $ 54,109
  Shares sold under long-term incentive
    ownership plan and share option
    agreements                                                    31            221
  Restricted shares issued                                       142          1,603
  Deferred compensation related to
    restricted shares, net of amortization                                   (1,246)
  Restricted shares forfeited                                    (36)          (226)
  Other                                                                          (7)
                                              -------        -------        -------         -------           -------
BALANCE DECEMBER 31, 1996                    $ 54,109       $ 17,622       $ 53,443(3)      $12,430           $14,949
                                              =======        =======        =======         =======           =======

---------------

(1) Includes cumulative balance of unamortized compensation related to restricted shares of $971,000, $1,983,000 and $3,475,000 at December 31,
    1994, 1995 and 1996, respectively.

(2) Includes the balance of cumulative undistributed net loss of First Union Management, Inc. of $71,000, $1,071,000, $5,825,000 and $6,621,000 as of
    December 31, 1993, 1994, 1995 and 1996, respectively.

(3) Cumulative distributions in excess of the Trust's net income from inception are $11,330,000.

        The accompanying notes are an integral part of these statements.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

First Union Real Estate Investments ("Trust") and First Union Management, Inc., ("Company") are in the real estate industry and do not have operations outside this industry. The accounting policies of the Trust and Company conform to generally accepted accounting principles and give recognition, as appropriate, to common practices within the real estate industry.

     The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses during the reporting periods.

     Under a trust agreement, the shares of the Company are held for the benefit of the shareholders of the Trust. Accordingly, the financial statements of the Company and the Trust have been combined.

     The Trust's properties are currently leased to the Company except for one. That remaining property is leased to another party under a net lease with original terms expiring in 2011 and with renewal options available thereafter.

     At December 31, 1996 and 1995, buildings and improvements included equipment and appliances of $6.4 million and $5.3 million, respectively.

     Tenant leases generally provide for billings of certain operating costs and retail tenant leases generally provide for percentage rentals, in addition to fixed minimum rentals. The Company accrues the recovery of operating costs based on actual costs incurred and accrues percentage rentals based on current estimates of each retail tenant's sales. For the years ended December 31, 1996, 1995 and 1994, such additional income approximated $15.7 million, $16.1 million and $16.9 million, respectively.

     Depreciation for financial reporting purposes is computed using the straight-line method. Buildings and improvements are depreciated over their estimated useful lives of 40 to 64 years and equipment and appliances over five to 10 years. Routine maintenance and repairs, including replacements, are charged to expense; however, replacements which improve or extend the lives of existing properties are capitalized.

     The Trust accounts for its investment in a joint venture which it does not control using the equity method of accounting. This investment, which represents a 26% non-controlling ownership interest, was recorded initially at the Trust's cost and subsequently adjusted for the Trust's net equity in income and cash distributions.

     Net income per share of beneficial interest has been computed based on weighted average shares and share equivalents outstanding for the applicable period. The preferred shares of beneficial interest are anti-dilutive and are not included in the weighted average shares outstanding for 1996.

     Certain reclassifications have been made to prior year balances so that they are comparable to 1996.

2.  COMBINED STATEMENTS OF CHANGES IN CASH

The Trust considers all highly liquid short-term investments with original maturities of three months or less to be cash equivalents. The Trust paid interest expense of $24.1 million, $22.3 million and $21.1 million in 1996, 1995 and 1994, respectively. During 1996 and 1995, $121,000 and $169,000, respectively, of interest related to construction projects was capitalized.

3.  UNREALIZED LOSS ON CARRYING VALUE OF ASSETS IDENTIFIED FOR DISPOSITION

Management reviews the net realizable value of the Trust's portfolio periodically to determine whether an allowance for possible losses is necessary. The carrying value of the Trust's investments in real estate are evaluated on an individual property basis in accordance with SFAS 121 (Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of). In December 1995, the Trust recorded a $14 million noncash unrealized loss on the carrying value of certain assets which were identified for disposition. The noncash adjustment represents the difference between the estimated fair value and net book value of the assets. Assets identified for disposition as of December 31, 1996, had a net book value of $28.3 million, net of the $7 million remaining balance of the asset reserve as of December 31, 1996.

     In February 1996, the Trust sold two office buildings and an attached parking garage in Cleveland, OH for $1.8 million in cash and a $7 million, 8% note secured by the properties. The note was repaid in June 1996. This sale resulted in a capital loss of $5.6 million which was provided for as part of a $14 million noncash unrealized loss on the carrying value of certain assets that was recorded in December 1995.

     In January 1997, the Trust sold a shopping center for $9 million in cash. The sale resulted in a capital loss of $5 million which was provided for as part of a $14 million noncash unrealized loss on the carrying value of certain assets that was recorded in December 1995.

4.  CAPITAL GAINS

In January 1995, the Trust sold its 50% interests in two malls located in Wilkes-Barre, PA and Fairmount, WV for $35.5 million and the assumption by the purchaser of $4.7 million of existing mortgage loans on the properties. Proceeds from the transaction were received as a $2 million cash payment in 1994, $27.5 million of cash in 1995 that was deposited into a tax intermediary escrow account and a $6 million note with an interest rate of 9% due in January 1998. The $27.5 million of proceeds were subsequently used in 1995 to acquire a retail center and an apartment complex in a tax-free exchange. The capital gain recognized for financial reporting purposes was $29.9 million.

5.  CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING METHOD

Prior to 1995, the Company accounted for internal leasing costs by deferring and amortizing such costs as part of depreciation and amortization expense over the life of consummated leases. In the fourth quarter of 1995, the Company changed this method of accounting to recognize internal leasing costs in the period in which they are incurred. Accordingly, the Company wrote off the balance of its deferred internal leasing costs of $4.3 million effective January 1, 1995 and expensed those leasing costs that were deferred throughout 1995. The effect of this change in accounting method decreased income by $0.6 million in 1995 as a result of reducing depreciation and amortization expense $1.4 million and increasing general and administrative expense $2 million. A reclassification has been made between depreciation and amortization and general and administrative expense for 1994 so that the prior year amounts are on a comparable basis to 1995.

6.  EXTRAORDINARY LOSS FROM EARLY EXTINGUISHMENT OF DEBT

In 1996, the Trust renegotiated its bank credit agreements. As a result, $286,000 of deferred costs relating to its prior bank credit agreements was written off.

     In November 1995, the Trust repaid prior to their maturity dates three mortgage loans totaling approximately $36 million, resulting in prepayment premiums and the write-off of unamortized mortgage costs of $910,000.

7.  INVESTMENTS IN MORTGAGE LOANS

As of December 31, 1996, the Trust had the following investments in mortgage loans (dollar amounts in thousands):

                                            CURRENT
                                           EFFECTIVE
                                          RATE ON NET       LOAN        PRIOR          NET
                                          INVESTMENT       AMOUNT       LIENS       INVESTMENT
                                          -----------      -------      ------      ----------
    Mortgage loan secured by a mall in
      Fairmount, WV, maturing in 1998
      and partnership units of Crown
      American Properties, L.P.                 9%         $ 6,125          --       $  6,125

   First mortgage loan secured by an
      office building in Cleveland, OH,
      maturing in 2011.                        10%          19,103          --         19,103

    Wraparound mortgage loan secured by
      an apartment complex in Atlanta,
      GA, maturing in 1999.                    13%          17,038       3,444         13,594
                                                           -------      ------        -------
                                                           $42,266      $3,444       $ 38,822
                                                           =======      ======        =======

The fair value of the mortgage investments at December 31, 1996 approximates book value based on current interest rates and market conditions.

8.  BANK LOANS

As of December 31, 1996, there was $25.8 million outstanding under a fully secured $90 million credit agreement at an interest rate of 7.73%. This credit agreement matures on September 30, 1998. Interest under this agreement is calculated, at the option of the Trust, based on a Eurodollar rate plus 200 basis points or the prime interest rate. As the bank loans are at market interest rates, the fair value is the carrying amount of the loans.

     Commitment fees not greater than 3/8% per annum are payable on the unused portion of the revolving credit agreement. The agreement contains certain requirements including maintaining minimum funds from operations (income from operations plus depreciation and amortization), net worth, leverage and interest coverage. The Trust was in compliance with all the above requirements as of December 31, 1996.

     The Trust currently has a rate guarantee contract in the notional amount of approximately $45 million which is tied to LIBOR and has a maximum rate of 9%. This rate contract is used by the Trust to reduce the impact of changes in interest rates on its floating rate bank loans. The contract expires in October 1998 and the cost is being amortized over the life of the contract.

9.  MORTGAGE LOANS PAYABLE

As of December 31, 1996, the Trust had outstanding $129.1 million of mortgage loans due in installments extending to the year 2014. Interest rates on fixed rate mortgages range from 6.869% to 9.375%. Principal payments due during the five years following December 31, 1996 are $3.9 million, $6.0 million, $3.8 million, $4.4 million and $3.5 million, respectively. The fair value of the mortgage loans payable at December 31, 1996 approximates book value based on current market interest rates and market conditions.

10.  SENIOR NOTES

As of December 31, 1996, the Trust had $100 million in senior notes outstanding. The interest rate is 8.875% and the notes mature in October 2003. The senior notes are noncallable, limit future borrowings by the Trust and require maintenance of a minimum net worth. The Trust was in compliance with all requirements as of December 31, 1996. The fair value of the senior notes at December 31, 1996 is the carrying value based on current market quotations. In July 1996, the $5 million, 8.6% medium term notes were repaid.

11.  PREFERRED SHARES OF BENEFICIAL INTEREST

In October 1996, the Trust issued $57.5 million of Series A cumulative convertible redeemable preferred shares of beneficial interest ("Series A Preferred Shares"). The 2,300,000 Series A Preferred Shares were issued at a par value of $25 per share and are each convertible into 3.31 shares of beneficial interest (Shares). The distributions on the Series A Preferred Shares are cumulative and equal to the greater of $2.10 per share (equivalent to 8.4% of the liquidation preference per annum) or the cash distributions on the Shares into which the Series A Preferred Shares are convertible (determined on each of the quarterly distribution payment dates for the Series A Preferred Shares). The Series A Preferred Shares are not redeemable prior to October 29, 2001, and at no time will they be redeemable for cash.

12.  INVESTMENT IN JOINT VENTURE

The following presents summarized financial information for the Trust's investment in a joint venture which owns eight regional shopping malls and a 50% interest in another mall at December 31, 1996. The Trust entered into this joint venture on September 30, 1996.

                                                                               1996
                                                                          --------------
                                                                          (IN THOUSANDS)
    ASSETS
    Investments in real estate at cost less accumulated depreciation         $303,047
    Cash and cash equivalents                                                  10,523
    Other assets                                                               13,474
                                                                             --------
              Total assets                                                   $327,044
                                                                             ========

    LIABILITIES AND PARTNERS' EQUITY
    Mortgage notes payable                                                    204,419
    Other liabilities                                                          10,359
                                                                             --------
              Total liabilities                                               214,778

    Preferred stock                                                            73,500

    PARTNERS' EQUITY                                                           38,766
                                                                             --------
    Total liabilities and equity                                             $327,044
                                                                             ========

    GROSS REVENUES FROM REAL ESTATE                                          $ 15,072

    EXPENSES
      Property operating expenses                                               5,441
      Mortgage and other interest expense                                       5,672
      Depreciation and amortization                                             1,398
      Preferred dividends                                                       2,731
                                                                             --------
    NET LOSS                                                                 $   (170)
                                                                             ========

     Management fees of $.6 million were paid to the Trust's affiliated management company for property management services. Additionally, lease commissions may be earned by the Trust's affiliated management company for new or renewal leases.

     Depreciation for financial reporting purposes is computed using the straight line method. Buildings, tenant improvements and equipment are depreciated over useful lives of 10 to 50 years using the straight-line method of depreciation.

     Mortgage notes payable which are secured by the related properties are due in installments extending to the year 2017 with interest rates ranging from 8.43% to 12.25%. A $40 million mortgage at 12.25% requires participation in the cash flow of the secured property over predefined levels. Principal payments due during the five years following December 31, 1996 are $2.0 million, $2.1 million, $2.3 million, $2.6 million and $21.3 million.

     The members of the joint venture are the Trust and two other entities. The Trust's $30 million investment in the joint venture is comprised of $3.5 million in common and $26.5 million in preferred equity. The aggregate equity investment of the other parties is $83.5 million which is comprised of $10 million in common and $73.5 million in preferred equity as described below.

     The preferred equity is divided into three series, of which the Trust is the most junior in distribution and liquidation priority. The Trust's preferred equity is entitled to distributions at a fixed rate of 10% for the first five years and 4% thereafter. The two senior series of preferred equity consist of a $35 million series (the "Senior Preferred") and a $38.5 million series (the "Series B Preferred"). The Senior Preferred is entitled to distributions at a floating rate equal to LIBOR plus 500 basis points (which increases by 50 basis points after each three month period). The joint venture has the right to redeem the Senior Preferred at any time. The Trust and the holder of the Series B Preferred are seeking an investment by a third party to replace the Senior Preferred and common equity as soon as practicable. The Series B Preferred is entitled to distributions at a floating rate equal to LIBOR plus 600 basis points. The joint venture has purchased an interest rate cap that limits its exposure to LIBOR increasing above 7%. Generally, additional income and cash, if any, after preferred distributions will be allocated and distributed proportionately to the joint venture members according to their common equity ownership.

     The Trust has call options on all of the preferred equity held by the other joint venture members, commencing immediately with respect to the Senior Preferred and commencing after six months with respect to the Series B Preferred. The call price of the Senior Preferred is equal to 100% of its face amount plus accumulated distributions thereon, with interest but without any additional premium. The call price of the Series B Preferred is equal to 100% of its face amount plus the amount necessary to provide the holder thereof with a 15.75% annualized internal rate of return, after taking into account distributions previously made on the Series B Preferred.

     The holders of the Senior Preferred and the Series B Preferred have put options back to the joint venture with respect to their preferred equity commencing after two years in the aggregate amount of $10 million; put options on the remainder of the preferred equity are exercisable in the third and fourth years. The Trust has the right to contribute capital to the joint venture in order to enable the joint venture to satisfy those puts. Any such capital contributed by the Trust will constitute additional amounts of the Trust's series of preferred equity. The put prices are identical to the call prices, as described above.

     If the Trust is unable or unwilling to contribute capital to the joint venture so that the put options can be satisfied, the other entities have the right to offset the dollar amount of such put option by transferring an equivalent amount of capital from the Trust's capital account and increasing their own accounts by such amount. As long as the Trust has any capital balance remaining in the joint venture, it has the right to subsequently have its capital account restored by meeting the put and paying certain additional amounts. There can be no assurance that the Trust will have sufficient funds available to make the capital contributions which may be required to satisfy the put options of the other joint venture members or that the Trust will choose to make such capital contributions at that time. The failure to make such capital contributions would have a material adverse effect on the financial condition of the Trust.

     Once all the Senior Preferred and the Series B Preferred have been acquired, the Trust will have call options on all of the common equity of the other joint venture members as well. The call price of the common equity is equal to 100% of the face amount plus the amount necessary to provide the holder thereof with a 20% annualized internal rate of return, after taking into account distributions previously made on the common equity. In addition, for so long as the Senior Preferred holder's common equity is outstanding, the Senior Preferred holder is entitled to receive $75,000 per month. There are no put options on the common equity.

13.  SHARE OPTIONS

The Trust has the following share option plans for key personnel.

1981 STOCK OPTION PLAN

This plan provides that option prices be at the fair market value of the shares at the date of grant and that option rights granted expire ten years after the date granted. Adopted in 1981, the plan originally reserved 624,000 shares for the granting of incentive and nonstatutory share options. Subsequently, the shareholders approved amendments to the plan reserving an additional 200,000 shares, for a total of 824,000 shares, for the granting of options and extending the expiration date to December 31, 1996. The amendments do not affect previously issued options.

     The activity of the plan is summarized for the years ended December 31 in the following table:

                                                         1996         1995         1994
                                                        -------      -------      -------
    Granted                                             409,500           --       75,000
    Exercised                                             9,455           --           --
    Canceled                                            118,090       28,910      121,317
    Expired                                              23,427           --           --
    Available                                                --      314,837      285,927

     As of December 31, 1996, options on 644,625 shares were outstanding at prices ranging from $7.375 to $17.55 per share.

     Separately, the Trust and Company have an agreement whereby, as of December 31, 1996, the Company may purchase up to 63,540 shares from the Trust at prices ranging from $8.25 to $17.55 per share to satisfy the Company's obligations to deliver shares to certain of its key employees pursuant to options previously granted. The option agreements with the Company's employees provide that option prices be at the fair market value of the Trust shares at the date of grant and that option rights granted expire ten years after the date granted.

1994 LONG-TERM INCENTIVE OWNERSHIP PLAN

This plan, adopted in 1994, reserved 1,629,785 shares for the granting of incentive and nonstatutory share options and restricted shares. The share options expire eight years after being granted. The price of the options is the fair market value of the shares at the date of grant. The restricted shares receive dividends and have voting rights but may not be sold or transferred until the restriction period lapses after eight years from the date of grant, or earlier if the Trust's share price equals or exceeds $21 for 20 consecutive days or upon a change in control as defined in the plan. Additional restricted shares will be granted when defined levels of funds from operations and net capital gains are achieved during any four consecutive calendar quarters. Deferred compensation of $1.7 million in 1996, $1.3 million in 1995 and $1 million in 1994 was recorded in connection with the issuance of the restricted shares and is being amortized over an eight-year period on a straight-line basis. Amortization of $498,000, $248,000 and $65,000, respectively, was recognized in 1996, 1995 and 1994.

     The activity of this plan is summarized for the years ended December 31 in the following table:

                                                        1996         1995          1994
                                                       -------      -------      ---------
    Share options granted                               79,000      242,450        229,850
    Share options canceled                              18,400       11,300         16,000
    Restricted shares granted                          142,500      162,500        162,500
    Restricted shares canceled                          37,007           --             --
    Shares purchased by employees                       11,094        9,812             --
    Exercised                                           10,700           20             --
    Available share options and restricted shares      652,786      849,973      1,253,435

     As of December 31, 1996, options on 494,880 shares at prices ranging from $6.375 to $7.75 and 427,500 restricted shares were outstanding.

     The Trust accounts for stock option awards in accordance with APB 25 and has adopted the disclosure-only provisions of SFAS 123 (Accounting for Stock-Based Compensation). Consequently, no compensation cost has been recognized for the share option plans. If compensation expense for the Trust's two share option plans had been recorded based on the fair value at the grant date for awards in 1996 consistent with SFAS No. 123, the Trust's net income applicable to shares of beneficial interest would have been reduced by $430,000 or $.02 per share. The fair value of each option was calculated using the Black-Scholes option-pricing model with the following assumptions: Dividend yield of 3.5%, expected volatility of 30%, risk-free interest rate of 6.35% and expected option life of 10 years.

14.  SHAREHOLDER RIGHTS PLAN

In March 1990, the Board of Trustees declared a dividend consisting of one right to purchase one share of beneficial interest of the Trust with respect to each share of beneficial interest. The rights may be exercised only if a person or group acquires 15% or more of the outstanding shares of beneficial interest, makes a tender offer for at least 15% of the outstanding shares of beneficial interest, or is declared to be an "adverse person." The exercise price of each right is $50. If a person or group acquires 15% or more of the outstanding shares of beneficial interest (except in a tender offer approved by the Board of Trustees), is declared to be an "adverse person," or engages in certain self-dealing transactions with the Trust ("flip-in events"), each right (other than rights owned by a 15% owner of an "adverse person") entitles the holder to purchase one share of beneficial interest of the Trust for par value (now $1 per share). If the Trust is acquired in a merger or other business combination ("flip-over events"), each right entitles the holder to purchase, for $1, shares of the acquiring company having a market value equal to the market value of one share of beneficial interest of the Trust. The rights may be redeemed by the Trust at a price of $0.01 per right at any time prior to the earlier of a "flip-in" or "flip-over" event or the expiration of the rights on March 30, 2000.

15.  FEDERAL INCOME TAXES

No provision for current or deferred income taxes has been made by the Trust on the basis that it qualified under Sections 856-860 of the Internal Revenue Code as a real estate investment trust and has distributed all of its taxable income to shareholders.

     In accordance with Section 1031 of the Internal Revenue Code, the Trust is treating the sale of its 50% interest in two malls in Wilkes-Barre, PA and Fairmount, WV as a like-kind exchange for Woodland Commons Shopping Center and Steeplechase Apartments. As a result, the Trust is deferring for tax purposes the capital gain realized in the transaction except for $6 million related to the mortgage note received as part of the sale and the $2 million payment received in 1994.

     The Trust and Company treat certain items of income and expense differently in determining net income reported for financial reporting and tax purposes. Such items resulted in a net decrease in income for tax reporting purposes of approximately $1.1 million for 1996 and $5 million for 1995, and a net increase of approximately $.5 million for 1994.

     As of December 31, 1996, net investments in real estate for financial reporting purposes were approximately $69 million greater than for tax purposes.

     The 1996 quarterly allocation of cash dividends per share of beneficial interest for individual shareholders' income tax purposes was as follows:

                                                           LONG-TERM
                                                            CAPITAL       ORDINARY      TOTAL
    DATE PAID                                                GAINS         INCOME       PAID
    ---------                                              ---------      --------      -----
    February 1, 1996                                         $.018         $ .092       $.11
    April 30, 1996                                              --           .11         .11
    July 31, 1996                                               --           .11         .11
    October 31, 1996                                            --           .11         .11
                                                             -----         ------       ----
                                                             $.018         $ .422       $.44
                                                             =====         ======       ====

     For the year ended December 31, 1995, the cash dividends paid of $0.40 consisted of $.074 per share of ordinary income and $.326 per share of capital gains, and for the year ended December 31, 1994, $0.48 per share was ordinary income.

16.  LEGAL CONTINGENCY

The Trust has pursued legal action against the State of California associated with the 1986 flood of Peach Tree Center. In September 1991, the court ruled in favor of the Trust on the liability portion of this inverse condemnation suit, which the State of California appealed. The Trust is proceeding with its damage claim. No recognition of potential income has been made in the accompanying financial statements.

17.  LITIGATION AND PROXY EXPENSE

During 1995, the Trust was involved in a lawsuit and proxy contest with a minority shareholder. The initial lawsuit filed by the Trust alleged several violations of Securities and Exchange Commission rules and regulations by the minority shareholder and other associated parties. Extensive discovery was undertaken and numerous motions and pleadings were filed by the various parties throughout most of 1995. Certain professional fees related to the litigation and proxy contest of $1.6 million were incurred and have been included in general and administrative expenses in the accompanying Combined Financial Statements. All litigation was resolved on December 13, 1995 by a settlement and standstill agreement. The Trust purchased 950,000 shares of beneficial interest at the average 1995 trading price through December 8, 1995 of $7.50 per share in January 1996. This transaction was recorded in the 1995 Combined Financial Statements. Additionally, as part of this agreement, the minority shareholder will not acquire additional shares of the Trust.

18. PROFORMA EARNINGS PER SHARE FOR THE JANUARY 1997 SALE OF 3,910,000 SHARES OF BENEFICIAL INTEREST

In January 1997, the Trust sold 3,910,000 shares of beneficial interest. The net proceeds of $46.1 million are to be used to repay $20.5 million in short-term bank loans and $13.8 million of mortgage debt. Had the shares been sold in the beginning of 1996 and the proceeds been used to repay the indebtedness indicated, 1996 net income per share would have been $.29 on a proforma basis.

19.  QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The following is an unaudited condensed summary of the combined results of operations by quarter for the years ended December 31, 1996 and 1995. In the opinion of the Trust and Company, all adjustments (consisting of normal recurring accruals) necessary to present fairly such interim combined results in conformity with generally accepted accounting principles have been included.

                                                                              QUARTERS ENDED
                                                           -----------------------------------------------------
                                                           MARCH 31     JUNE 30     SEPTEMBER 30     DECEMBER 31
                                                           --------     -------     ------------     -----------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
1996
Revenues                                                   $19,897      $19,363       $ 19,735        $  22,872
                                                           -------      -------        -------          -------
  Income (loss) before preferred dividend and
    extraordinary loss                                        (877)         973          1,044            3,282
  Extraordinary loss from early extinguishment of debt                                                     (286)
                                                           -------      -------        -------          -------
  Net income (loss) before preferred dividend              $  (877)     $   973       $  1,044        $   2,996
                                                           -------      -------        -------          -------
  Net income (loss) applicable to shares of beneficial
    interest                                               $  (877) (1) $   973       $  1,044        $   2,151(2)
                                                           -------      -------        -------          -------
Per share
  Income (loss) applicable to shares of beneficial
    interest before extraordinary loss                     $  (.05)     $   .06       $    .06        $     .14
  Extraordinary loss from early extinguishment of debt                                                     (.02)
                                                           -------      -------        -------          -------
  Net income (loss) applicable to shares of beneficial
    interest                                               $  (.05)     $   .06       $    .06        $     .12
                                                           =======      =======        =======          =======
1995
  Revenues                                                 $19,347      $19,576       $ 19,871        $  20,411
                                                           -------      -------        -------          -------
  Income before capital gain or loss, extraordinary
    loss and cumulative effect of accounting change            567        1,312            325            1,052
  Unrealized loss on carrying value of assets
    identified for disposition                                                                          (14,000)
  Capital gains                                             29,870
                                                           -------      -------        -------          -------
  Income (loss) before extraordinary loss and
    cumulative effect of accounting change                  30,437        1,312            325          (12,948)
  Extraordinary loss from early extinguishment of debt                                                     (910)
  Cumulative effect of change in accounting method          (4,325)
                                                           -------      -------        -------          -------
Net income (loss)                                          $26,112      $ 1,312       $    325        $ (13,858)
                                                           -------      -------        -------          -------
Per share
  Income before capital gain or loss, extraordinary
    loss and cumulative effect of accounting change        $   .03      $   .07       $    .02        $     .06
                                                           -------      -------        -------          -------
  Income (loss) before extraordinary loss and
    cumulative effect of accounting change                    1.67          .07            .02             (.72)
  Extraordinary loss from early extinguishment of debt                                                     (.05)
  Cumulative effect of change in accounting method            (.24)
                                                           -------      -------        -------          -------
  Net income (loss)                                        $  1.43      $   .07       $    .02        $    (.77)
                                                           -------      -------        -------          -------

---------------

(1) Included a noncash charge for the write-off of a tenant allowance and the termination of an employment contract.

(2) Included a lease termination fee of $1.1 million.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO THE SECURITYHOLDERS AND TRUSTEES OF FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS:

     We have audited the accompanying combined balance sheets of First Union Real Estate Equity and Mortgage Investments (an unincorporated Ohio business trust, also known as First Union Real Estate Investments) and First Union Management, Inc. (a Delaware corporation) as of December 31, 1996 and 1995, and the related combined statements of income, shareholders' equity and changes in cash for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of First Union Real Estate Equity and Mortgage Investments and First Union Management, Inc. as of December 31, 1996 and 1995, and the results of their operations and their changes in cash for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP
Cleveland, Ohio,
February 5, 1997

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FINANCIAL CONDITION

     In February 1996, the Trust sold two office buildings and an attached parking garage in Cleveland, OH for $1.8 million in cash and a $7 million, 8% note secured by the properties. This sale resulted in a capital loss of $5.6 million which was previously provided for by the Trust as part of a $14 million noncash unrealized loss on the carrying value of certain assets identified for disposition, which was recorded in December 1995.

     During 1996, the Trust obtained four mortgage loans totaling $48.5 million at a weighted average interest rate of 7.5%, most of which have a term of 10 years. The mortgage loans are individually secured by three apartment complexes and a shopping center. The proceeds repaid loans outstanding under the bank credit agreements.

     In June 1996, the Trust received repayment of the $7 million mortgage investment, which was part of the consideration received in the Trust's sale of the two office buildings and an attached parking garage discussed above. The proceeds of this mortgage investment were used to repay short-term bank loans and the $5 million, 8.6% medium term note which was due in July 1996.

     The Trust in September of 1996 combined and expanded its revolving credit agreements. The new $90 million credit agreement is secured by the same collateral that secured the former $80 million facilities. The new agreement is at a variable interest rate and requires defined levels of funds from operations, net worth, leverage and interest coverage. The term of the $90 million credit agreement is two years and can be extended thereafter each year upon request of the Trust and consent of the bank group.

     Also in late September 1996, the Trust invested $30 million from its bank credit facility, in a joint venture. The joint venture acquired eight regional shopping malls and a 50% interest in another mall totaling 5,800,000 square feet of gross leasable area. These shopping malls are the dominant retail facilities located primarily in regional markets in Louisiana, Arkansas, Texas, Oklahoma and New Mexico. The purchase price paid by the joint venture was $311.7 million which included the assumption of $50 million in existing mortgage debt. The Trust's property management affiliate will manage the properties for the joint venture. The Trust has recorded this joint venture investment using the equity method of accounting, as the Trust owns 26% of the common equity of the joint venture.

     In late October 1996, the Trust issued 2,300,000 shares of 8.4% Series A cumulative convertible redeemable preferred shares of beneficial interest at $25 per share. The net proceeds of $54.1 million were used to repay borrowings under the Trust's bank line of credit.

     The Trust in December of 1996 purchased an apartment complex for $5.5 million in Cincinnati, Ohio. The purchase was funded from the bank line of credit.

LIQUIDITY AND CAPITAL RESOURCES

     Net cash provided by operations for 1996 of $11.1 million was approximately $1.9 million less than the prior year primarily due to the increase in accounts receivable when comparing

1996 to 1995. Dividends paid in 1996 of $7.8 million represented 70% of net cash from operating activities.

     Net cash used for investing of $47.0 million for 1996 included $8.8 million in proceeds received from the sale of two office buildings and an attached parking garage. The Trust in September 1996 invested $30 million in a joint venture which has ownership interests in nine regional shopping malls. Additionally, the Trust in 1996 invested approximately $20.3 million in its existing portfolio. These improvements included the completion of the renovation of two shopping malls in St. Cloud, MN and Reading, PA, the addition of an anchor tenant building in Reading, PA and the conversion of 86,000 square feet to office space of a former retail facility in Denver, CO. In December 1996, as noted previously, the Trust purchased an apartment complex in Cincinnati, OH for $5.5 million.

     Net cash provided by financing of $35.5 million during 1996 included four mortgage loans totaling $48.5 million secured by three apartment complexes and a shopping center. Additionally, the Trust sold 2,300,000 preferred shares of beneficial interest for $54.1 million of net proceeds. The mortgage proceeds and the net proceeds from the sale of preferred shares were used to repay amounts outstanding under the bank credit agreement.

     In 1997, the Trust has $3.9 million in mortgage principal payments due and $20 million in planned tenant and building improvements. These requirements will be funded through available bank lines of credit and approximately $46 million of net proceeds from the sale of 3,910,000 shares of beneficial interest in January 1997.

RESULTS OF OPERATIONS

     Net income applicable to shares of beneficial interest was $3.3 million for 1996, as compared to $13.9 million for 1995.

     Net income applicable to shares of beneficial interest in 1996 included an accrued preferred dividend of $845,000, two non-recurring, noncash charges totaling $1.3 million for the write-off of a tenant allowance and the termination of an employment contract, a lease termination fee of $1.1 million and an extraordinary loss of $286,000 from the write-off of deferred costs related to former bank credit agreements which were negotiated into a new agreement.

     Net income for 1995 included a capital gain of $29.9 million, a $14 million noncash unrealized loss on the carrying value of certain assets which were identified for disposition, a $4.3 million noncash charge for the cumulative effect of a change in accounting method, an extraordinary loss of $910,000 from the early repayment of debt and $1.6 million of litigation and proxy expenses.

     The $29.9 million capital gain in 1995 resulted from the sale of the Trust's 50% interests in two malls in Wilkes-Barre, PA and Fairmount, WV for $29.5 million in cash, a $6 million mortgage at an interest rate of 9% secured by one of the malls and also secured by partnership units of Crown American Properties L.P., and the assumption by the purchaser of $4.7 million of mortgage debt. The proceeds from this sale were invested in short-term securities until properties were acquired in 1995 in a tax-free exchange.

     In 1995, the Trust recorded a noncash charge of $4.3 million for the cumulative effect of the change in accounting method for internal leasing costs. Previously, the Trust deferred internal leasing costs and amortized these costs over the lives of the consummated leases. Capitalizing these leasing costs is generally done in the real estate industry; however, the Trust adopted a more conservative practice by expensing these costs in the period incurred. This change in the method of accounting was made retroactive to January 1995 and consequently, 1995 amounts were restated to reflect this change.

     The extraordinary loss of $910,000 in 1995 primarily represented the write-off of unamortized mortgage costs and prepayment premiums from the repayment of mortgage loans prior to their maturity dates in conjunction with the $49.5 million refinancing of Crossroads Center in St. Cloud, MN.

     Litigation and proxy expenses of $1.6 million were incurred during 1995. These professional fees resulted from litigation and a proxy contest with a minority shareholder. The litigation was resolved in December 1995 by a settlement and standstill agreement.

     Income from property operations for 1996, which is rents less property operating expenses and real estate taxes, was $1.8 million greater than 1995. However, on a comparable property basis, the retail properties in the portfolio for all of 1996 and 1995 increased income from property operations by $2.2 million primarily due to increased occupancy of small shop space, the addition of two anchor tenants and the recognition of a termination fee from an anchor tenant for $1.1 million in December 1996. The office portfolio on a comparable property basis for 1996 and 1995 increased income from property operations by $.3 million primarily due to increased occupancy at the Oklahoma City, OK office property. The comparable parking portfolio produced an additional $.3 million in income from property operations due primarily to an increase in the guaranteed minimum rent paid by the operator of the parking facilities. The 1996 full year impact of the apartment complex purchased in June 1995 and the shopping center purchased in April 1995 is offset by the sale in 1996 of two office buildings and an attached parking garage and the sales in 1995 of an office building and two shopping malls.

     Income from property operations increased by $1.8 million when comparing 1995 to 1994. The retail properties in the portfolio for all 12 months of 1995 and 1994 increased income from property operations by $.4 million when comparing 1995 to 1994 primarily due to increased occupancy. The comparable apartment portfolio income from operations increased $.6 million primarily due to increased rental rates. The office property portfolio increased income from operations by approximately $.4 million from real estate tax refunds in 1995. The parking portfolio produced an additional $.4 million in income from operations due to an increase in the guaranteed rent paid by the operator of the parking facilities and reduced real estate tax expense when comparing 1995 to 1994. The apartment complexes acquired in June 1995 and August 1994 and the shopping center acquired in April 1995 increased income from property operations when comparing 1995 to 1994. However, this increase was offset by the sale of the two malls in January 1995.

     As noted previously, the Trust invested $30 million in a joint venture in September 1996. During the fourth quarter of 1996, the joint venture produced $528,000 in investment income and $617,000 in management fees for the Trust's affiliated management company.

     Short-term investment income declined when comparing 1996 to 1995 as the Trust had an average of $13 million in short-term investments during the first half of 1995 from the proceeds of the January 1995 sale of its 50% interest in two malls. These funds were used to purchase a shopping center and an apartment complex in April and June of 1995, respectively. Also, short-term investment income declined when comparing 1995 to 1994 because short-term investments averaged $6.4 million in 1995 as compared to $30 million in 1994. In 1994, the Trust had short-term investments until it purchased an apartment complex for $19 million in August and repaid $17 million on a bank line of credit.

     Mortgage investment income increased when comparing 1995 to 1994 due to the $6 million mortgage note receivable which was part of the consideration received in January 1995 from the sale of the two malls.

     Mortgage interest expense increased when comparing 1996 to 1995 due to the four new mortgage loans totaling $48.5 million obtained during 1996. However, the Trust's refinancing in the fourth quarter of 1995 of four other mortgage loans at an average interest rate of 9.25% for one mortgage loan at 7.49% partially offset the full effect of the increase in mortgage interest expense from the addition of the four mortgage loans in 1996.

     Depreciation and amortization expense for 1996 increased over 1995 by approximately $1.2 million. This increase was caused by a non-recurring, noncash $680,000 write-off of a tenant allowance due to the Trust replacing an anchor tenant at one of its malls. The remaining increase in depreciation expense was attributable to the Trust's capital improvement program during the last half of 1995 and continuing in 1996. The increase in depreciation and amortization expense when comparing 1995 to 1994 was primarily the result of the newly acquired shopping center and apartment complex in 1995 and additional tenant improvements.

     Interest on bank loans increased when comparing 1995 to 1994 due to an increase of approximately 260 basis points in short-term interest rates. The Trust's interest rates on its bank lines of credit fluctuate based on short-term market rates. The increase in interest rates was partially offset by a decrease in borrowings during 1995. During 1995, the Trust's weighted average interest rate was 7.8% on an average outstanding balance of $50.8 million; whereas, during 1996, the Trust had an average outstanding balance of $50.9 million at a weighted average interest rate of 7.6%.

     General and administrative expenses for 1996 included a non-recurring, noncash charge of $650,000 for the termination of an employment contract of a former executive. Also in 1996, additional expenses were incurred in the fourth quarter to manage the nine properties acquired in the joint venture. Litigation and proxy expenses of $1.6 million were included in general and administrative expenses in 1995, but were previously disclosed separately.

     General and administrative costs increased when comparing 1995 to 1994. Expenses increased in 1995 as a result of litigation and proxy costs, changing the method of accounting to directly expense internal leasing costs rather than continue to capitalize and amortize these costs over the term of tenant leases and an increase in leasing personnel.

     The Trust in late October 1996 issued 2,300,000 of convertible preferred shares of beneficial interest at 8.4%. Consequently, the preferred dividend of $845,000 is non-comparable to 1995.

FUNDS FROM OPERATIONS AND DIVIDENDS DECLARED

     Funds from operations (FFO) is calculated as income before capital gain or loss, extraordinary loss and cumulative effect of accounting change, both before and after preferred dividend, plus noncash charges for depreciation and amortization for both the Trust and a joint venture. A new definition of FFO, adopted by the National Association of Real Estate Investment Trusts, excludes depreciation and amortization of debt issue costs and other corporate assets. FFO presented by the Trust adds back the entire amount of depreciation and amortization including $1,080,000, $866,000 and $568,000 for debt issue costs and other corporate assets for the years ended December 31, 1996, 1995 and 1994, respectively.

     The table below shows the calculation of FFO, dividends declared to holders of shares of beneficial interest and the payout ratio.

                    (AMOUNTS IN THOUSANDS)                    1996       1995       1994
     -----------------------------------------------------   -------    -------    -------
     Net income before preferred dividend                    $ 4,136    $13,891    $ 6,485
     Depreciation and amortization                            13,149     11,901     10,555
     Depreciation and amortization of joint venture              364
     Cumulative effect of accounting change                               4,325
     Extraordinary loss from debt extinguishment                 286        910
     Unrealized loss on carrying value of assets
       identified for disposition                                        14,000
     Capital gains                                                      (29,870)
                                                             -------    -------    -------
     Funds from operations before preferred dividend          17,935     15,157     17,040
     Preferred dividend                                         (845)
                                                             -------    -------    -------
     Funds from operations after preferred dividend          $17,090    $15,157    $17,040
     Dividends declared for shares of beneficial interest    $ 7,684    $ 7,542    $ 7,273
     Payout ratio of dividends for shares of
       beneficial interest to FFO                                 45%        50%        43%

     The payout ratio of dividends declared to funds from operations was 45%, 50% and 43% for 1996, 1995 and 1994, respectively. The payout ratio, compared to the equity REIT industry average of approximately 80%, reflects the Trust's policy of reinvesting in its present portfolio and increasing its portfolio through acquisitions so that dividend increases will be supported by future operating results.

                                  DETACH CARD
--------------------------------------------------------------------------------

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS -- PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES.

E. Bradley Jones and James C. Mastandrea, or either of them, are hereby authorized, with full power of substitution, to represent and to vote the shares which the undersigned may be entitled to vote, including reinvestment shares, if any, at the Annual Meeting of Shareholders of First Union Real Estate Equity and Mortgage Investments to be held on April 8, 1997, or at any adjournment thereof, as follows:

    THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL 1

   1. ELECTION OF TRUSTEES                              WITHHOLD AUTHORITY        [ ]
      FOR all nominees listed below        [ ]          to vote for all nominees listed below
      (except as indicated to the contrary below)

            Kenneth K. Chalmers, William E. Conway, Russell R. Gifford

   INSTRUCTION: (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE
                THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)

   -----------------------------------------------------------------------------

           THE BOARD OF TRUSTEES RECOMMENDS A VOTE "AGAINST" PROPOSAL 2

   2. SHAREHOLDER PROPOSAL CONCERNING TABULATION OF PROXIES

         [ ]  FOR                  [ ]  AGAINST                [ ]  ABSTAIN

   3. In their discretion, as to such other business as may properly come before the meeting or at any adjournment thereof.

                    (CONTINUED, AND TO BE SIGNED ON OTHER SIDE)

                                  DETACH CARD
--------------------------------------------------------------------------------

PROXY NO.                                                              SHARES

(Continued from the other side)

IF NO SPECIFICATION IS MADE, AUTHORITY IS GRANTED TO CAST THE VOTE OF THE UNDERSIGNED IN FAVOR OF PROPOSAL 1 AND AGAINST PROPOSAL 2.

                                                     Dated................, 1997

                                                     ...........................
                                                     Signature

                                                     ...........................
                                                     Signature

                                                     ...........................
                                                     Title

                                                     Please sign as name appears
                                                     on the share certificates
                                                     (as indicated on this
                                                     card). When shares are held
                                                     by joint tenants, both
                                                     should sign. When signing
                                                     as attorney, executor,
                                                     administrator, trustee or
                                                     guardian, please give your
                                                     full title as such. If the
                                                     share certificate is issued
                                                     in the name of a
                                                     corporation, please sign in
                                                     full corporation name by a
                                                     duly authorized officer. If
                                                     a partnership, please sign
                                                     in partnership name by a
                                                     duly authorized person.

                                         PLEASE MARK, SIGN, DATE AND RETURN THE
                                         PROXY CARD PROMPTLY USING THE ENCLOSED
                                         ENVELOPE.